SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Soliciting Material Pursuant to § 240.14a-12

VULCAN MATERIALS COMPANY
(Name of Registrant as Specified in Its Charter)

________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1200 Urban Center Drive
Birmingham, Alabama 35242

April 1, 2011

DEAR FELLOW SHAREHOLDER:

I would like to extend a personal invitation for you to join us at our Annual Meeting of Shareholders on May 13, 2011, at 9:00 a.m., at the company’s headquarters, 1200 Urban Center Drive, Birmingham, Alabama 35242.

We hope that you will attend the meeting. However, whether or not you plan to attend the meeting, we encourage you to vote by proxy. We are once again taking advantage of the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a notice instead of a paper copy of this proxy statement and our 2010 Annual Report to Shareholders. The notice contains instructions on how each of our shareholders may receive a paper copy of our proxy materials, including this proxy statement, our 2010 Annual Report to Shareholders and a proxy card. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail. We believe that this process provides shareholders with the information they need, while conserving our natural resources and reducing the costs of printing and distributing our proxy materials.

For your convenience, you can vote your proxy in one of the following ways:

▪	Use the Internet at the web address shown on your proxy card;

▪	Use the telephone number shown on your proxy card; or

▪	Complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

Instructions regarding each method of voting are contained in the proxy statement and on the enclosed proxy card.

If you attend the Annual Meeting and desire to vote your shares personally rather than by proxy, you may withdraw your proxy at any time before it is exercised. Your vote is important. Whether you own one share or many, your prompt vote is greatly appreciated.

Thank you for your ongoing support and continued interest in Vulcan.

Sincerely yours,

DONALD M. JAMES
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2011

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Shareholders of Vulcan Materials Company will be held at the company’s headquarters, 1200 Urban Center Drive, Birmingham, Alabama 35242, on Friday, May 13, 2011, at 9:00 a.m., Central Daylight Time, for the following purposes:

▪	To elect four nominees as directors;

▪	To amend the 2006 Omnibus Long-Term Incentive Plan;

▪	To vote on an advisory basis on the compensation of the executives set forth in this Proxy Statement;

▪	To vote on a proposal seeking an annual advisory vote on executive compensation;

▪	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011;

▪	To vote on two shareholder proposals; and

▪	To conduct such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record as of the close of business on March 18, 2011 are entitled to receive notice of, to attend and to vote at the meeting.

By Order of the Board of Directors,

JERRY F. PERKINS, JR.
Secretary

Birmingham, Alabama
April 1, 2011

NOTE — WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE VOTE YOUR PROXY BY INTERNET OR TELEPHONE AS INSTRUCTED IN THESE MATERIALS OR BY COMPLETING, DATING, SIGNING AND MAILING THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
PROPOSAL 1. ELECTION OF DIRECTORS	6
PROPOSAL 2. AMENDMENT OF THE 2006 OMNIBUS LONG-TERM INCENTIVE PLAN	14
PROPOSAL 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY ON PAY)	18
PROPOSAL 4. ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE SAY ON PAY VOTE ON EXECUTIVE COMPENSATION	19
PROPOSAL 5. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20
PROPOSAL 6. SHAREHOLDER PROPOSAL — MAJORITY VOTE	20
PROPOSAL 7. SHAREHOLDER PROPOSAL — DECLASSIFICATION OF THE BOARD	22
CORPORATE GOVERNANCE OF OUR COMPANY AND PRACTICES OF OUR BOARD OF DIRECTORS	25
Director Independence	25
Director Nomination Process	26
Board Leadership Structure	27
Non-Management Executive Sessions and Presiding Director	28
Meetings and Attendance	28
Annual Meeting Policy	28
Committees of the Board of Directors	29
Risk Management	31
Compensation Committee Interlocks and Insider Participation	32
Transactions with Related Persons	32
Shareholder Communication with Our Board of Directors	32
Policy on Reporting of Concerns Regarding Accounting Matters	33
REPORT OF THE AUDIT COMMITTEE	34
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	35
Fees Paid to Independent Registered Public Accounting Firm	35
Pre-approval of Services Performed by Independent Registered Public Accounting Firm	35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	36
SECURITY OWNERSHIP OF MANAGEMENT	37
EQUITY COMPENSATION PLANS	38
COMPENSATION COMMITTEE REPORT	39
COMPENSATION DISCUSSION AND ANALYSIS	39
EXECUTIVE COMPENSATION	50
DIRECTOR COMPENSATION	63
GENERAL INFORMATION	65
Section 16(a) Beneficial Ownership Reporting Compliance	65
Shareholder Proposals For 2012	65
APPENDIX A: AMENDED OMNIBUS PLAN	A-1

Table of Contents

VULCAN MATERIALS COMPANY
1200 URBAN CENTER DRIVE, BIRMINGHAM, ALABAMA 35242

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
MAY 13, 2011

GENERAL INFORMATION ABOUT
THE ANNUAL MEETING AND VOTING

WHY AM I RECEIVING THESE MATERIALS?

This proxy statement is furnished in connection with the solicitation by our Board of Directors of proxies to be voted at the 2011 Annual Meeting of Shareholders for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This proxy statement is being sent to all shareholders of record as of the close of business on March 18, 2011 for use at the 2011 Annual Meeting of Shareholders. This proxy statement, the enclosed proxy card and our 2010 Annual Report to Shareholders are being first mailed or made available to our shareholders on or about April 1, 2011. The meeting will be held at our company’s headquarters, 1200 Urban Center Drive, Birmingham, Alabama 35242 on Friday, May 13, 2011, at 9:00 a.m.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF THE PROXY MATERIALS INSTEAD OF A PAPER COPY OF THE PROXY MATERIALS?

As was the case last year, we are pleased to be using the Securities and Exchange Commission’s rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a notice about the Internet availability of proxy materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how shareholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis.

There are several advantages to our company sending a notice instead of a full set of materials:

▪	increases shareholder value and lowers our company’s printing and mailing costs

▪	reduces environmental impact – saves trees and reduces fossil fuel consumption

▪	allows faster notification of how to access materials in an easily searchable format.

IF I RECEIVED A NOTICE ABOUT INTERNET AVAILABILITY, HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET?

Your notice about the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to:

▪	view our proxy materials for the 2011 Annual Meeting of Shareholders on the Internet; and

▪	instruct us to send our future proxy materials to you electronically.

Choosing to receive your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials electronically, we will provide instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials electronically will remain in effect until you revoke it.

General Information about the Annual Meeting and Voting	1

HOW CAN I OBTAIN A PAPER COPY OF THE PROXY MATERIALS?

Shareholders who receive a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. All shareholders who do not receive the notice will receive a paper copy of the proxy materials by mail.

WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE NOTICE ABOUT THE INTERNET AVAILABILITY OF THE PROXY MATERIALS OR MORE THAN ONE PAPER COPY OF THE PROXY MATERIALS?

You may receive more than one notice or more than one paper copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you may receive more than one notice or more than one proxy card. To vote all of your shares by proxy, you must either (i) complete, date, sign and return each proxy card and voting instruction card that you receive or (ii) vote over the Internet or telephone the shares represented by each notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of the notices).

WHO CAN ATTEND THE ANNUAL MEETING?

Only shareholders of Vulcan as of the close of business on the record date, March 18, 2011, their authorized representatives and invited guests of our company will be permitted to attend the Annual Meeting.

WHO IS ENTITLED TO VOTE?

All of our shareholders as of the record date, March 18, 2011, will be entitled to vote at the 2011 Annual Meeting of Shareholders. As of the close of business on that date, we had 480,000,000 authorized shares of common stock, of which 129,106,080 shares were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. Our amended and restated by-laws do not provide for cumulative voting and, accordingly, our shareholders do not have cumulative voting rights with respect to the election of directors.

WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A BENEFICIAL HOLDER OF SHARES?

If your common stock is held directly in your name with our transfer agent, Bank of New York Mellon, you are considered a “shareholder of record” with respect to those shares. If this is the case, the proxy materials, or the notice of Internet availability of proxy materials, have been sent or provided directly to you.

If your common stock is held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, the proxy materials, or the notice of Internet availability of proxy materials, should have been forwarded to you by your brokerage firm, bank or other nominee, or their agent, which is considered the shareholder of record with respect to these shares. As a beneficial holder, you have the right to direct your broker, bank or nominee on how to vote the shares.

HOW DO I VOTE?

Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to vote their shares whether or not they attend the meeting in person. You can vote in one of the following manners:

▪
By Internet — Shareholders who received a notice about the Internet availability of the proxy materials may submit proxies over the Internet by following the instructions on the notice. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or the voting instruction card.

▪
By Telephone — Shareholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-866-540-5760 and following the instructions. Shareholders of record who have received a notice about the Internet availability of the proxy materials will need to have the control number that appears on their notice available when voting. Shareholders of record who have received a proxy card by mail will need to have the control number that appears on their proxy card available when voting. In addition, most shareholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Those shareholders should check the voting instruction card for telephone voting availability.

General Information about the Annual Meeting and Voting	2

▪
By Mail — Shareholders who have received a paper copy of a proxy card by mail may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope.

▪
In Person — Shareholders of record may vote shares held in their name in person at the annual meeting. Shares for which a shareholder is the beneficial holder but not the shareholder of record may be voted in person at the annual meeting only if such shareholder is able to obtain a legal proxy from the broker, bank, trustee or nominee that holds the shareholder’s shares, indicating that the shareholder was the beneficial holder as of the record date and the number of shares for which the shareholder was the beneficial owner on the record date.

Shareholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning a proxy card, but not by more than one method. Choosing to vote via the Internet or calling the toll-free number listed on the proxy card will save our company expense. If you vote via the Internet or by telephone, please do not return a signed proxy card, unless you intend to change your vote. If you vote by more than one method, only the last vote that is received by the vote tabulator will be counted, and each previous vote will be disregarded.

HOW DO I SPECIFY HOW I WANT MY SHARES VOTED?

You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card or submitting your vote on each proposal via the telephone or Internet. Please review the voting instructions on the proxy card and read the entire text concerning the proposals in this proxy statement prior to voting.

If a proxy is properly given and not revoked, it will be voted in accordance with the instructions, if any, given by the shareholder. If your signed proxy card or your telephone or Internet instructions do not specify how your shares are to be voted on a proposal, your shares will be voted: (a) FOR the election of the nominees for directors described in this proxy statement;   (b) FOR the amendment of the Omnibus Plan; (c) FOR the compensation of our named executive officers (NEOs); (d) FOR an ANNUAL frequency for “Say on Pay”; (e) FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; (f) AGAINST the shareholder proposal regarding majority voting in director elections; (g) AGAINST the shareholder proposal regarding declassification of the Board; and (h) in accordance with the recommendation of our Board of Directors on any other proposal that may properly come before the meeting or any postponement or adjournment thereof.

HOW ARE MY SHARES VOTED IF I AM A BENEFICIAL HOLDER AND I DO NOT RETURN VOTING INSTRUCTIONS?

Your shares may be voted on certain matters if they are held in the name of a brokerage firm or bank, even if you do not provide the brokerage firm or bank with voting instructions. Brokerage firms have the authority, under the listing standards of the New York Stock Exchange, to vote shares on certain “routine” matters for which their clients do not provide voting instructions by the tenth day before the meeting. Generally, if your shares are held by a bank, your shares cannot be voted without your specific instructions. The ratification of our independent registered public accounting firm is the only routine matter to be considered at this year’s meeting.

WHAT ITEMS WILL BE VOTED UPON AT THE ANNUAL MEETING?

There are seven proposals that will be presented at the meeting:

▪	election of four nominees as directors;

▪	amendment of the Omnibus Plan;

▪	advisory vote on executive compensation;

▪	proposal regarding frequency of an advisory vote on executive compensation;

▪	ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2011;

▪	a shareholder proposal regarding majority voting in director elections; and

▪	a shareholder proposal regarding the declassification of the Board.

We know of no other matters that may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the proxies named on the proxy card to vote on them consistent with the recommendations of our Board of Directors.

WHAT ARE THE BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS?

For the reasons set forth in more detail later in this proxy statement, our Board recommends:

▪	a vote FOR the election of each of the director nominees;

General Information about the Annual Meeting and Voting	3

▪	a vote FOR the amendment of the Omnibus Plan;

▪	a vote FOR approval of the executive compensation set forth in this proxy statement;

▪	a vote FOR ANNUAL approval of executive compensation;

▪	a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2011;

▪	a vote AGAINST the shareholder proposal regarding majority voting in director elections; and

▪	a vote AGAINST the shareholder proposal regarding declassification of the Board.

WHAT CONSTITUTES A QUORUM FOR THE ANNUAL MEETING?

A majority of the issued and outstanding shares of the common stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting of Shareholders, the shareholders entitled to vote, present in person or by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy.

HOW MANY VOTES ARE REQUIRED TO PASS THE PROPOSALS?

The affirmative vote of a plurality of the votes cast is required to elect each of the director nominees, and a majority of the votes cast is required to approve the amendment to the Omnibus Plan, ratify the appointment of Deloitte & Touche LLP, to approve the advisory vote on executive compensation, to approve the annual vote on executive compensation and to approve both shareholder proposals.

HOW ARE THE VOTES COUNTED?

To determine the number of votes cast with respect to a particular matter, only those cast “For” or “Against” and, with respect to the election of directors, “Withheld” are included. With respect to the proposal regarding the frequency of voting on executive compensation, only votes for a specified time period (1, 2 or 3 years) are included as votes cast. Abstentions and broker non-votes are counted only to determine whether a quorum is present at the meeting, are not considered votes cast, and thus will not affect the outcome of the vote on the proposals.

HOW CAN I REVOKE MY PROXY?

You may revoke your proxy at any time before it is voted at the meeting by taking one of the following actions:

▪	by giving written notice of the revocation prior to the 2011 Annual Meeting of Shareholders to: Corporate Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242;

▪	by executing and delivering another valid proxy with a later date;

▪	by voting by telephone or Internet at a later date; or

▪	by attending the 2011 Annual Meeting of Shareholders and voting in person by written ballot.

If you vote by more than one method, only the last vote that is received will be counted, and each previous vote will be disregarded.

WHO COUNTS THE VOTES?

Tabulation of the votes cast at the meeting is conducted by Bank of New York Mellon, independent inspectors of election.

IS MY VOTE CONFIDENTIAL?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation.

WHO WILL PAY FOR THE COSTS INVOLVED IN THE SOLICITATION OF PROXIES?

Vulcan is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of notices and these proxy materials, the solicitation of proxies or votes may be made in person or by telephone.

General Information about the Annual Meeting and Voting	4

WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?

Some banks and brokers may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our 2010 Annual Report to Shareholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either or both documents to you if you write or call us at the following address or phone number: Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242, Attention: Mark D. Warren, Director, Investor Relations, phone: (205) 298-3220. If you want to receive separate copies of our Annual Report to Shareholders and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank or broker, or you may contact us at the above address and phone number.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

The preliminary voting results will be announced at the Annual Meeting of Shareholders. The final voting results will be reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days of the Annual Meeting and posted on our website.

CAN I VIEW THE PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K OVER THE INTERNET INSTEAD OF RECEIVING THEM IN THE MAIL?

You may access our company’s proxy statement and Annual Report on Form 10-K for the year ended December 31, 2010, included in our 2010 Annual Report to Shareholders, via the Internet at www.vulcanmaterials.com under the heading “Investor Relations.” For next year’s shareholders’ meeting, you can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and Annual Report to Shareholders electronically over the Internet. If you hold your shares in your own name (instead of through a broker, bank or other nominee), you can choose this option by following the instructions at the Internet website at http://bnymellon.mobular.net/bnymellon/vmc. If you choose to receive your proxy materials and Annual Report to Shareholders electronically, then prior to next year’s shareholders’ meeting you will receive notification when the proxy materials and Annual Report to Shareholders are available for on-line review over the Internet, as well as the instructions for voting electronically over the Internet. Your choice for electronic distribution will remain in effect for subsequent meetings unless you revoke it prior to future meetings by revoking your request online or by sending a written request to: Corporate Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2010 will be provided to you without charge upon written request to Mark D. Warren, Director, Investor Relations, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242.

General Information about the Annual Meeting and Voting	5

PROPOSAL 1. ELECTION OF DIRECTORS

In accordance with the amended and restated by-laws of our company, our Board of Directors is required to be composed of not fewer than 9 nor more than 12 directors. Our by-laws further provide that the number of directors may be set by a resolution adopted by a majority of our Board of Directors. Pursuant to our by-laws, the Board is divided into three classes, with the term of office of one class expiring each year. One class is elected at each annual meeting, and each director is chosen to serve until the third succeeding Annual Meeting of Shareholders. Our by-laws provide that a director shall retire from the Board at the annual meeting following his or her 74th birthday.  However, the Board may waive the mandatory retirement age and nominate such director for an additional term of one or more years if the Board determines that such an extension is in the best interests of our company and its shareholders. Directors who will reach retirement age before a three-year term would expire are elected to a term consistent with their retirement date.

Our Board has nominated Donald M. James, Ann McLaughlin Korologos, James T. Prokopanko and Kathleen Wilson-Thompson as directors to serve three-year terms expiring in 2014. Unless otherwise directed, proxies will be voted in favor of these four nominees. Should any of the nominees be unable to accept election, the proxies will be voted for the election of such other person or persons nominated by our Board on the recommendation of the Governance Committee. Each of the nominees has consented to serve if elected, and our Board has no reason to believe that any of the persons nominated will be unable to serve as a director. James V. Napier will retire at the 2011 Annual Meeting.

NOMINEES FOR RE-ELECTION TO THE BOARD OF DIRECTORS
TERMS EXPIRING IN 2014

DONALD M. JAMES

AGE: 62. Director since 1996.
Chairman and Chief Executive Officer of Vulcan since May 1997.

OTHER DIRECTORSHIPS: The Southern Company; Wells Fargo & Company.

COMMITTEE MEMBERSHIPS: Executive.

ANN MCLAUGHLIN KOROLOGOS

AGE: 69. Director since 1990.(*)
Former U.S. Secretary of Labor from 1987 to 1989; Former Chairman of the RAND Corporation Board of Trustees, Santa Monica, California (a nonprofit institution that helps improve policy and decision making through research and analysis), April 2004 – April 2009; Senior Advisor to Benedetto, Gartland & Company, Inc. (an investment banking firm in New York), from October 1996 until December 2005.

OTHER DIRECTORSHIPS: AMR Corporation; Harman International Industries, Inc.; Kellogg Company; Host Hotels & Resorts, Inc.

COMMITTEE MEMBERSHIPS: Governance; Safety, Health and Environmental Affairs.
(*) Ms. Korologos was first elected a director in 1990 and served until May 13, 2004. She was re-elected a director by our Board of Directors on July 13, 2007.

Proposal 1	6

JAMES T. PROKOPANKO

AGE: 57. Director since 2009.
President and Chief Executive Officer of The Mosaic Company, Plymouth, Minnesota (a leading producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry) since January 2007; Executive Vice President and Chief Operating Officer from July 2006 until January 2007. Corporate Vice President of Cargill, Incorporated, Minneapolis, Minnesota (an international producer and marketer of food, agricultural, financial and industrial products and services) from 2004 until 2006.

OTHER DIRECTORSHIPS: The Mosaic Company.

COMMITTEE MEMBERSHIPS: Audit; Governance.

KATHLEEN WILSON-THOMPSON

AGE: 53. Director since 2009.
Senior Vice-President and Chief Human Resources Officer of Walgreen Co., Deerfield, Illinois (drugstore chain) since January 2010; Senior Vice-President, Global Human Resources of The Kellogg Company, Battle Creek, Michigan (a retail food manufacturer and distributor), from July 2005 until January 2010.

COMMITTEE MEMBERSHIPS: Finance and Pension Funds; Safety, Health and
Environmental Affairs.

BOARD OF DIRECTORS RECOMMENDATION

BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

Proposal 1	7

DIRECTORS CONTINUING IN OFFICE TERMS EXPIRING IN 2012

PHILIP J. CARROLL, JR.

AGE: 73. Director since 1999.
Retired; Chairman and Chief Executive Officer of Fluor Corporation, Aliso Viejo, California (an engineering, construction and diversified services company), from July 1998 until February 2002. President and Chief Executive Officer of Shell Oil Company, Houston, Texas (an energy and petrochemical company), from 1993 until 1998.

OTHER DIRECTORSHIPS: BAE Systems; Texas Medical Center; Environfuels, LLC.

COMMITTEE MEMBERSHIPS: Compensation; Executive; Governance.

PHILLIP W. FARMER

AGE: 72. Director since 1999.
Retired; Chairman of the Board of Harris Corporation, Melbourne, Florida (an international communications equipment company), from February 2003 until June 2003; Chairman, President and Chief Executive Officer from June 2000 to February 2003.

COMMITTEE MEMBERSHIPS: Audit; Executive; Governance.

H. ALLEN FRANKLIN

AGE: 66. Director since 2001.
Retired; Chairman and Chief Executive Officer of Southern Company, Atlanta, Georgia (a super-regional energy company in the Southeast and a leading U.S. producer of energy), from April 2004 until July 2004; Chairman, President and Chief Executive Officer from April 2001 to April 2004.

COMMITTEE MEMBERSHIPS: Compensation; Executive; Safety, Health and Environmental Affairs.

Proposal 1	8

RICHARD T. O’BRIEN

AGE: 57. Director since 2008.
President and Chief Executive Officer of Newmont Mining Corporation, Greenwood Village, Colorado (an international gold production company); President and Chief Financial Officer during 2006 and 2007; Senior Vice President and Chief Financial Officer from 2005 until 2006; Executive Vice President and Chief Financial Officer, AGL Resources, Atlanta, Georgia (a natural gas distribution, marketing and energy service company), from 2001 until 2005.

OTHER DIRECTORSHIPS: Newmont Mining Corporation; Inergy, LP.

COMMITTEE MEMBERSHIPS: Audit; Safety, Health and Environmental Affairs.

DONALD B. RICE

AGE: 71. Director since 1986.(*)
Retired; President and Chief Executive Officer of Agensys, Inc., Santa Monica, California (a biotechnology company developing monoclonal antibody therapeutics for cancer) from 1996 until 2010; Former U.S. Secretary of the Air Force from 1989 to 1993.

OTHER DIRECTORSHIPS: Chevron Corp.

COMMITTEE MEMBERSHIPS: Compensation; Executive; Governance.
(*)Dr. Rice was first elected a director in 1986, and served until May 1989, when he was appointed Secretary of the Air Force. He was re-elected a director by our Board of Directors on February 12, 1993.

DIRECTORS CONTINUING IN OFFICE TERMS EXPIRING IN 2013

DOUGLAS J. MCGREGOR

AGE: 70. Director since 1992.
Senior Advisor, Blue Point Capital Partners, Cleveland, Ohio (a national private equity firm), since January 2003. From June 2000 until December 2002, Mr. McGregor was the President, Chief Operating Officer and Chief Restructuring Officer of Burlington Industries, Inc., Greensboro, North Carolina. In 2001 Burlington and certain of its subsidiaries filed voluntary petitions under Chapter 11, Title 11 of the United States Code.

COMMITTEE MEMBERSHIPS: Audit; Executive; Finance and Pension Funds.

Proposal 1	9

VINCENT J. TROSINO

AGE: 70. Director since 2003.
Retired; President, Vice Chairman of the Board and Chief Operating Officer of State Farm Mutual Automobile Insurance Company, Bloomington, Illinois (a mutual insurance company), from 1998 until December 2006.

COMMITTEE MEMBERSHIPS: Audit; Finance and Pension Funds.

DIRECTOR RETIRING AT 2011 ANNUAL MEETING

JAMES V. NAPIER

Age: 74.  Director since 1983.
Retired; Chairman of the Board of Scientific-Atlanta, Inc., Atlanta, Georgia (a manufacturer and designer of telecommunication systems, satellite-based communications networks, and instrumentation for industrial, telecommunications and government applications) from 1992 to 2000.

COMMITTEE MEMBERSHIPS: Compensation; Finance and Pension Funds.

DIRECTOR QUALIFICATIONS

Directors are responsible for reviewing and approving corporate strategy and overseeing management of our company to assure that the long-term interests of the shareholders are being served.  The Board believes that there are general skills and characteristics required for service on the Board of Directors that are applicable to all directors.  Additionally, the Board needs a diverse skill set among its members to ensure that the Board is able to respond to the needs of management and the company.  The Governance Committee of the Board is responsible for considering the qualifications of the directors, both individually and collectively, with respect to the company’s current and future needs.

Proposal 1	10

GENERAL QUALIFICATIONS

The Governance Committee, along with the Board, is responsible for reviewing on an annual basis the requisite skills and characteristics of Board members and candidates for the Board.  The Governance Committee considers, among other factors:

▪	high ethical standards

▪	integrity

▪	independence

▪	experience

▪	sound business judgment

▪	ability to devote the time and effort necessary to fulfill his or her responsibilities to the Board.

The Board and the Governance Committee require that each director be a person of high integrity with a proven record of success.  The Board does not have specific diversity quotas, but considers race, ethnicity, gender, age, education and professional experiences in evaluating candidates for the Board.

SUMMARY OF QUALIFICIATIONS FOR DIRECTORS

The Board believes that a number of particular qualifications, attributes, skills and experiences are desirable for the Board as a whole. These include:

▪	financial and audit committee experience

▪	knowledge of the company’s industry and related industries

▪	relevant chief executive officer/president experience

▪	government or political expertise

▪	human resources experience

▪	diversity of race, ethnicity or gender

Set forth below is a narrative disclosure that summarizes the specific qualifications, attributes, skills and experience for each director.  The highlighted areas for each director are not exclusive.  The description merely highlights a specific area of focus or expertise of each director on which the Board currently relies.

Philip J. Carroll
▪
Relevant chief executive officer/president experience.  Mr. Carroll served as Chairman and Chief Executive Officer of Fluor Corporation from 1998 to 2002, and President and Chief Executive Officer of Shell Oil Company for 5 years.  These experiences provide him with valuable insight into the financial, organizational and operations management issues critical to a large public company.

▪	Knowledge of the company’s industry and related industries. Through his experience at Fluor and Shell, Mr. Carroll gained considerable construction, manufacturing and industrial knowledge.

Phillip W. Farmer
▪
Relevant chief executive officer/president experience.  Mr. Farmer served as Chief Executive Officer and then Chairman of Harris Corporation from 2000 to 2003.  He brings valuable public company leadership and management expertise.

▪
Financial and audit committee experience.  Mr. Farmer has served on the company’s Audit Committee as well as on the audit committee of another publicly traded company.  He also received financial training in the General Electric Financial Management Program.

Proposal 1	11

H. Allen Franklin
▪
Relevant chief executive officer/president experience.  Mr. Franklin served as Chairman, President and Chief Executive Officer of Southern Company from 2001 to 2004.  As a result, Mr. Franklin provides the Board with valuable business, leadership, organizational and operational management skills as well as governance and compensation expertise.

▪
Knowledge of the company’s industry and related industries.  At Southern Company, Mr. Franklin gained considerable management expertise with issues facing an industrial company, including governmental and regulatory issues and safety, health and environmental matters, which are important issues in our industry.

Donald M. James
▪
Relevant chief executive officer/president experience.  Mr. James has served as our Chief Executive Officer since 1997. He has extensive leadership, management, operating, financial and legal experience and knowledge of our company.

▪
Knowledge of the company’s industry and related industries.  Mr. James served as President of our Southern and Gulf Coast Division giving him first-hand operational knowledge of our industry. Mr. James has also assumed leadership positions in aggregates industry trade groups exposing him to the important issues facing the aggregates industry. Mr. James also has experience serving on the boards of a number of other large public companies.

Ann McLaughlin Korologos
▪
Government or political experience. Ms. Korologos served as Secretary of Labor in the Reagan Administration from 1987 to 1989, giving her tremendous insight into regulatory and government affairs, including exceptional knowledge of OSHA, MSHA and EPA rules and regulations.

▪
Human resources experience. Ms. Korologos has served on a number of large public company boards where she gained considerable knowledge and experience in human resources and social responsibility issues.

▪	Diversity of race, ethnicity or gender. Female with professional experience and governmental service.

Douglas J. McGregor
▪
Relevant chief executive officer/president experience.  Mr. McGregor has served as Chief Executive Officer or President for two separate public companies, Burlington Industries and M.A. Hanna.  He has over 40 years of management experience in major Fortune 1000 corporations, in several different industries, including mining, providing him with valuable business, leadership and management experience with issues facing large industrial and mining companies.

▪
Financial and audit committee experience. Mr. McGregor’s current position as Senior Advisor of Blue Point Capital Partners, a private equity firm, as well as his past management service have given him considerable financial and investment acumen.  He serves on the company’s Audit and Finance and Pension Funds Committees.

James V. Napier
▪
Relevant chief executive officer/president experience.  As a result of his experience as Chairman of Scientific Atlanta, and prior to that, as Chief Executive Officer of HBO & Company and Continental Telecom, Mr. Napier provides valuable business, leadership and management experience and brings important perspectives on the issues facing our company.

Proposal 1	12

Richard T. O’Brien
▪
Relevant chief executive officer/president experience.  Mr. O’Brien has served as either President or Chief Executive Officer of Newmont since 2007, affording him experience in managing issues facing a Fortune 500 public company.

▪
Knowledge of the company’s industry and related industries.  Most of Mr. O’Brien’s 25 years of management experience have been in the mining and natural resources industries.  He also has extensive work experience in the utility and energy industries.

▪
Financial and audit committee experience.  Mr. O’Brien has 25 years of financial background, including serving as chief financial officer of four different public companies, giving him extensive financial and accounting expertise.

James T. Prokopanko
▪
Relevant chief executive officer/president experience.  Mr. Prokopanko has been Chief Executive Officer of Mosaic since 2007 and provides the Board with valuable business, leadership and management experience.

▪
Knowledge of the company’s industry and related industries.  Mr. Prokopanko, from his experience at Mosaic, brings considerable knowledge of issues facing a company engaged in the mineral extraction industry.

Donald B. Rice
▪
Relevant chief executive officer/president experience. Dr. Rice served as President and Chief Executive Officer of Agensys for 14 years, providing him with valuable business, leadership and management experience.

▪
Government or political experience. Dr. Rice served as Secretary of the Air Force from 1989 to 1993 and in other government positions where he gained experience in public policy, governmental affairs, management and strategy.

▪	Financial and audit committee experience. Dr. Rice has served as a director of a number of large public companies where he gained significant financial experience.

Vincent J. Trosino
▪
Relevant chief executive officer/president experience.  As a result of his tenure as the President and Chief Operating Officer of State Farm from 1998 until 2006, Mr. Trosino brings to the Board significant experience in financial matters, risk assessment, management, marketing and human resources. In addition, he provides the Board with knowledge and insight regarding the insurance industry  an important consideration in the company’s evaluation and mitigation of risk areas.

▪
Financial and audit committee experience.  Mr. Trosino served on the investment committee of the board of State Farm Mutual Insurance Company and served on the audit committee of the Brookings Institute.  He brings valuable financial and investment experience to our company’s Audit and Finance and Pension Funds Committees.

Kathleen Wilson-Thompson
▪
Human resources experience.   As a result of her service as Senior Vice-President in Human Resources at Walgreen and Kellogg, Ms. Wilson-Thompson brings to the Board valuable experience in managing personnel, human resource and organization issues that face a labor – intensive workforce.

▪	Diversity of race, ethnicity or gender. African American female with considerable professional experience in labor and employment and other legal areas.

Proposal 1	13

PROPOSAL 2. AMENDMENT OF THE 2006 OMNIBUS
LONG-TERM INCENTIVE PLAN

The Board of Directors has adopted, and is submitting to shareholders for approval, an amendment to the Vulcan Materials Company 2006 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”).

BACKGROUND

The Omnibus Plan was initially approved by shareholders at the 2006 Annual Meeting. The Omnibus Plan is designed to provide certain employees and members of the Board with the opportunity to receive stock-based and other long-term incentives in order to:

▪	attract and retain qualified employees and directors, and

▪	align their interests with those of our shareholders.

The Board believes that the Omnibus Plan has served its purpose of enabling our company to make equity and performance-based incentive awards that align the interests of executives and directors with shareholder interests.  The Board, therefore, wishes to continue the operation of the Omnibus Plan by amending the Omnibus Plan to authorize additional shares of our company’s common stock for awards under the Omnibus Plan (the “Amendment”).  This Amendment is described below.

Since the adoption of the Omnibus Plan, the number of shares subject to awards made under the Omnibus Plan as a percentage of the number of fully diluted shares outstanding has averaged approximately 1% per year.  If the proposed increase in shares available for delivery under the Omnibus Plan is approved by shareholders, we expect that the annual dilution attributable to awards under the Omnibus Plan will not differ materially from past practice.

For a discussion of the uses of awards under the Omnibus Plan as components of our executive compensation practices, please refer to the Compensation Discussion and Analysis set forth below.

DESCRIPTION OF THE AMENDMENT TO INCREASE THE NUMBER OF SHARES AVAILABLE

As originally approved by the shareholders in 2006, the Omnibus Plan authorizes the delivery of up to 5,400,000 shares of common stock pursuant to awards.  The Amendment authorizes the delivery of up to an additional 6,500,000 shares.  As of March 1, 2011, 48,451 shares of common stock remained available under the Omnibus Plan for awards.  These unused shares of common stock will remain available for awards under the Omnibus Plan whether or not the Amendment is approved by shareholders.  As of March 1, 2011, the closing market price of our common stock was $43.63.

Each stock option (incentive and non-qualified) and stock-only stock appreciation rights (SOSARs) counts against the share reserve as one share.  Each share of restricted stock, restricted stock unit, performance share or other stock award counts as 1.8 shares against the shares reserve.  If any award is forfeited, settled in cash or expires, the shares associated with that award are added back to the share reserve and will be available for future awards.  Shares not available for future awards and not added back to the share reserve under the Omnibus Plan include:

▪	shares not issued as a result of the net exercise of an SAR

▪	shares tendered by the participant or retained by the company as full or partial payment for the purchase of an award or to satisfy tax withholding

▪	shares repurchased on the open market with proceeds from the payment of the exercise price of an option.

Proposal 2	14

DESCRIPTION OF MATERIAL TERMS OF THE OMNIBUS PLAN

A complete copy of the Omnibus Plan, as it would be amended by the proposed Amendment, is set forth in Appendix A and incorporated herein by reference.  The following summary of the material terms of the Omnibus Plan is qualified in its entirety by reference to the full text of the Omnibus Plan.

PURPOSE OF THE OMNIBUS PLAN

The purpose of the Omnibus Plan is to align shareholder and management interest through stock and performance-based awards linked to the creation of shareholder value to allow Vulcan to attract and retain key employees and directors.

TYPES OF AWARDS THAT CAN BE AWARDED UNDER THE PLAN

▪
Stock Options and Stock Appreciation Rights.  A stock option entitles the holder to purchase a specified number of shares of common stock at a specified exercise price.  Stock options, at the discretion of the Compensation Committee, may be nonqualified or incentive stock options (ISOs) that are intended to comply with the requirements of Section 422 of the Internal Revenue Code.  The terms on which options, both ISOs and nonqualified stock options, may be exercised will be set by the Compensation Committee; provided, however, (1) that the exercise price for any option may not be less than the fair market value per share of the common stock on the date of grant, and (2) stock options and SOSARs must vest over no less than three years from the date of grant, and their terms may not exceed ten years from the date of grant.

SOSARs granted under the Omnibus Plan entitle the holder, upon exercise, to receive (in cash, shares of common stock, other securities, other awards or other property) an amount equal to the difference between the fair market value per share of the common stock on the date of exercise and the grant price (which may not be less than the fair market value per share of the common stock on the date of grant).  The Omnibus Plan also provides that the Compensation Committee may not reduce the exercise price of any outstanding stock option or SOSAR, whether through amendment, cancellation, replacement, or any other means, without the approval of shareholders.

▪
Restricted Stock, Restricted Stock Units and Performance Share Units. Restricted stock consists of shares of common stock that are subject to such restrictions as the Compensation Committee in its discretion may impose (including, without limitation, restrictions on transfer, voting rights and dividend rights). Restricted stock units represent unfunded obligations of the company that are denominated in shares of common stock. Restricted stock units may be settled in cash, shares of common stock, other securities, other awards or other property, either automatically or at the election of the holder, as the Compensation Committee shall determine.

Performance shares consist of awards denominated in shares which can be earned during a specified period, subject to the terms and conditions as determined by the Compensation Committee. Performance units consist of an award denominated in units having a value in dollars or such other currency, as determined by the Compensation Committee, which is earned during a specified period subject to the terms and conditions as determined by the Compensation Committee.

▪
Other Stock-based Awards. Other stock awards are awards that are valued in whole or in part, or that are otherwise based on, shares of our company’s common stock. This includes dividend equivalents or amounts which are equivalent to all or a portion of any federal, state, local, domestic, or foreign taxes relating to an award, which may be payable in shares, cash, other securities, or any other form of property as the Compensation Committee may determine. Dividend equivalents entitle the holder of an award to receive payments equivalent to dividends with respect to the number of shares of common stock or common stock equivalents comprising an award.

The Compensation Committee has the discretion, subject to the limitations of the Omnibus Plan, to establish the vesting requirements, if any, forfeiture provisions and the term of each award under the Omnibus Plan.  The Omnibus Plan provides that vesting will occur over at least three years from the date of grant, with the applicable vesting period set by the Compensation Committee at the time of the grant.

Proposal 2	15

ADMINISTRATION OF THE OMNIBUS PLAN

The Omnibus Plan is administered by the Compensation Committee, which consists exclusively of independent, non-employee directors.  The Compensation Committee has discretion to prescribe, amend and rescind rules for administration of the Omnibus Plan, to select the employees and directors to whom awards are to be granted, to determine the types of awards to be granted, to set the terms and conditions of such awards, and to make all determinations and interpretations with respect to the Omnibus Plan as may be necessary or appropriate.

ELIGIBILITY AND PARTICIPATION

Directors, officers and employees of Vulcan and its subsidiaries are eligible for selection to participate in the Omnibus Plan.  Stock-based incentive awards are granted exclusively under this Plan.

SHARE ACCOUNTING

Each stock option (incentive and non-qualified) and stock-only stock appreciation right (SOSAR) counts against the share reserve as one share.  Each share of restricted stock, restricted stock unit, performance share or other stock award counts as 1.8 shares against the share reserve.  If any award is forfeited, settled in cash or expires, the shares associated with that award are added back to the share reserve and will be available for future awards.

INDIVIDUAL AWARD LIMITS

No individual participant may be granted awards covering more than 1,200,000 shares in any fiscal year.

ADJUSTMENT EVENTS

The share limitations set forth in the Omnibus Plan are subject to adjustment by the Compensation Committee in its discretion, in order to prevent the dilution or enlargement of the benefits intended to be made available under the Omnibus Plan, in the event of any dividend or distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of securities, issuance of rights or warranties, or similar corporate transactions or events.

The Board of Directors has the authority to amend, alter, suspend, discontinue or terminate the Omnibus Plan, without the consent of any shareholder or any participant in the Omnibus Plan.  However, shareholders must approve any amendment of the Omnibus Plan that would

▪
increase the number of shares of common stock available for awards under the Omnibus Plan or the maximum number of shares of common stock that can be the subject of award to any individual participant in any year

▪	modify the eligibility criteria for participation in the Omnibus Plan

▪	permit stock options or SOSARs to be granted with a grant, purchase or exercise price that is less than the fair market value per share of our common stock on the date of grant

▪	amend the Omnibus Plan to permit the repricing of stock options or SOSARs

▪	require the approval of the shareholders under any applicable laws, regulation or rule.

Proposal 2	16

QUALIFIED PERFORMANCE-BASED AWARDS

The Omnibus Plan provides that compensation from stock options, SOSARs, performance share units and other performance-based awards will generally be structured to be exempt from the limitation on deductible compensation imposed by Section 162(m) of the Internal Revenue Code.  The Compensation Committee will administer the Omnibus Plan, and the Omnibus Plan will be interpreted consistent with the purpose of maintaining the exemption from the Section 162(m) deduction limitation, except that qualified performance targets will be waived in the event of death and may be waived in the event of a change-in-control as defined in the Omnibus Plan.

FEDERAL INCOME TAX CONSEQUENCES

Following is a summary of the material federal income tax consequences generally applicable to awards under the Omnibus Plan. In general, the grant of any award under the Omnibus Plan is not taxable to the recipient and does not result in a tax deduction for our company. Otherwise, the tax consequences to the recipient and to our company depends on the type of award that is granted. There is no income tax due upon exercise of an ISO (but may be subject to alternative minimum tax), provided that the statutory holding periods are satisfied (two years after grant date and one year after exercise). Upon the disposition of stock acquired through an ISO, the holders will recognize a capital gain on the difference between the amount realized on disposition and the exercise price of the ISO. However, if the common stock is sold before the statutory holding periods in a “disqualifying disposition,” the holder will recognize ordinary income on the fair market value of the common stock at the time of exercise over the exercise price. The difference between the amount realized on the disposition of the common stock over its fair market value upon exercise is subject to capital gains treatment.

Upon exercise of a nonqualified option, the holder will recognize ordinary income on the difference between the fair market value of the common stock at the time of exercise and the exercise price. Upon exercise of a SOSAR, the amount of cash or the fair market value of common stock received on the exercise date is recognized as ordinary income by the recipient. The difference between the amount realized upon the disposition of common stock under a nonqualified option or SOSAR and the fair market value at the time of exercise is subject to capital gains treatment. Long-term capital gains treatment applies if the disposition occurs after a twelve-month holding period.

For awards of restricted stock, restricted stock units and performance share units, the recipient recognizes ordinary income  on the difference between fair market value of the common stock under the award at the time the award becomes “vested” or no longer subject to a substantial risk of forfeiture and the amount paid for such award, if any. Alternatively, with respect to restricted stock, the recipient may elect to be taxed on the fair market value of the common stock at the time of grant by making an election under section 83(b) of the Internal Revenue Code. Under this election, there is no tax consequence at the time the restricted stock award becomes vested. The difference between amount realized upon the disposition of the common stock received under such an award and the fair market value at the time the award became vested (or the date of grant if an election is made under section 83(b)) is subject to capital gains treatment. Long-term capital gains treatment applies if the disposition occurs after a twelve-month holding period.

Other stock based awards are treated similarly. The recipient generally recognizes ordinary income on awards that are settled in cash, shares of common stock or other property that is either transferable or not subject to substantial risk of forfeiture. Dividends on restricted shares paid to the holder will be treated for tax purposes as additional compensation and will be deductible by our company.

Our company is entitled to a tax deduction on the exercise of nonqualified options or SOSARs, the vesting of awards of restricted stock, restricted stock units, performance share units and other stock based awards at the same time and in the same amount as the holder recognizes income. Our company is also entitled to a deduction upon a disqualifying disposition of common stock acquired under an ISO in the same amount and at the same time as the holder recognizes income. There are no tax consequences to our company on account of capital gains realized by award recipients.

THE BOARD OF DIRECTORS RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDMENT OF THE OMNIBUS PLAN.

Proposal 2	17

PROPOSAL 3. ADVISORY VOTE ON EXECUTIVE
COMPENSATION (SAY ON PAY)

The Dodd-Frank Wall Street Reform and Consumer Act (the Dodd-Frank Act), enacted in 2010, requires that our shareholders have a non-binding advisory vote on the executive compensation for our NEOs, commonly known as “Say on Pay.” While this vote is advisory and not binding on our company, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will consider when determining executive compensation in the future.

Our company has designed its executive compensation program to attract, motivate and retain the senior executive talent required to achieve our operational plans and strategic goals.  Our compensation program is centered on a pay-for-performance philosophy which aligns executive compensation with shareholder value.  Consistent with this philosophy, a substantial portion of the total compensation for each of our NEOs is directly related to our company’s earnings, to the value of our common stock, and to other performance factors that measure progress against the goals of our operating and strategic plans.   The executive compensation program is overseen and administered by an independent Compensation Committee that is advised by an independent consultant.

The Compensation Discussion and Analysis, beginning on page 39 below, describes our executive compensation philosophy and program in detail.  The Compensation Committee has taken the following recent actions which support the alignment of our compensation philosophy, our compensation programs and our company performance:

▪	Conducted a market study of compensation practices among our comparison companies

▪	Froze the base salary of the CEO for fiscal years 2009, 2010 and 2011

▪	Paid no cash bonuses to the CEO and other NEOs for fiscal years 2008, 2009 and 2010

▪
Made grants of long-term equity opportunities at approximately the median market levels in 2010 and 2011, in a continuing effort to provide competitive incentive opportunities while assuring alignment with shareholder interests over the long-term

▪	Continued the policy of providing only limited perquisites

▪	Utilized tally sheets in analyzing and determining total compensation paid to the CEO and other NEOs

▪	Maintained and monitored stock ownership guidelines for management

▪	Eliminated the use of common performance measures between the short-term and long-term incentive programs

▪
Adjusted the mix of 2011 long-term awards to provide more emphasis on performance-based pay by granting approximately 78% of the target value of long-term grants in the form of performance share units (PSUs) and 22% of the value in the form of stock only stock appreciation rights (SOSARs). Previous grants were of approximately equal value between PSUs and SOSARs.

These actions reflect the active management of our executive compensation programs by the Compensation Committee and the alignment of our programs with market compensation levels, company performance and with our shareholders’ interests.  Accordingly, the Board recommends that the shareholders vote in favor of the resolution set forth below.

Proposal 3	18

BOARD OF DIRECTORS RECOMMENDATION

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”

As an advisory vote, this proposal is not binding on our company.  However, our Board and Compensation Committee will consider the outcome of the advisory vote when making future compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPENSATION OF OUR NEOS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL 4. ADVISORY VOTE ON FREQUENCY OF
HOLDING THE SAY ON PAY VOTE

In addition to the advisory vote on executive compensation set forth in Proposal 3 above, the Dodd-Frank Act requires that shareholders have the opportunity to vote on how often they believe the advisory vote on executive compensation should be held in the future. Under this Proposal 4, shareholders may vote to have the advisory vote on executive compensation every year, every two years or every three years.

After careful consideration, the Board believes that holding an advisory vote on executive compensation every year is the most appropriate policy for our shareholders and our company at this time. An annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our executive compensation program every year.

Prior to voting on this Proposal, shareholders are encouraged to read the Compensation Discussion and Analysis beginning on page 39 and the Executive Compensation section beginning on page 50, which more thoroughly discuss our company’s compensation policies and programs.

Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR HOLDING THE SAY ON PAY VOTE EVERY YEAR.

Proposal 4	19

PROPOSAL 5. RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, which is composed solely of independent directors, has appointed Deloitte & Touche LLP as the independent registered public accounting firm for our company and its subsidiaries for the fiscal year ended December 31, 2011. The function of the independent registered public accounting firm is to audit our accounts and records; to report on the consolidated balance sheet, the related statements of consolidated earnings, consolidated shareholders’ equity and consolidated statements of cash flows of our company and its subsidiaries; to audit our internal control over financial reporting; and to perform such other appropriate accounting services as may be required and approved by the Audit Committee. Although shareholder ratification is not required, our Board has determined that it would be desirable to request an expression from the shareholders as to whether or not they support this appointment. Even if the appointment of Deloitte & Touche LLP is ratified by a majority of the votes cast at the meeting, the Audit Committee may, in its discretion, direct the appointment of another independent registered accounting firm at any time during the year, if it believes such appointment is in the best interests of the company and the shareholders. If a majority of the votes cast at the meeting fails to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee will consider the selection of another independent registered public accounting firm for future years.

The firm of Deloitte & Touche LLP, or its predecessors, has audited our financial statements since 1956. A representative of that firm is expected to be present at the meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 6. SHAREHOLDER PROPOSAL—MAJORITY VOTE

Our company has been advised that the United Brotherhood of Carpenters and Joiners of America, 101 Constitution Avenue, N.W., Washington, D.C. 20001, a beneficial owner of 1,965 shares of our company’s common stock, intends to present the following proposal and supporting statement at the annual meeting. The proposal will be voted on only if properly presented at the annual meeting. In accordance with rules of the Securities and Exchange Commission, the text of the resolution and supporting statement is printed verbatim from the proponent’s submission, and we take no responsibility for them. To ensure that readers can easily distinguish between the materials provided by the proponent and the materials we have provided, we have shaded gray the material provided by the proponent.

Our Board of Directors strongly opposes the adoption of the proposal and asks you to review our Board’s response, which follows the proponent’s supporting statement

Proposal 5 and 6	20

SHAREHOLDER PROPOSAL

RESOLVED: That the shareholders of Vulcan Materials Company (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s certificate of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

SUPPORTING STATEMENT: Vulcan Materials’ Board of Directors should establish a majority vote standard in director elections in order to provide shareholders a meaningful role in these important elections. The proposed majority vote standard requires that a director nominee receive a majority of the votes cast in an election in order to be formally elected. Under the company’s current plurality standard, a board nominee can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee. We believe that a majority vote standard in board elections establishes a challenging vote standard for board nominees, enhances board accountability, and improves the performance of boards and individual directors.

Over the past five years, a significant majority of companies in the S&P 500 Index has adopted a majority vote standard in company bylaws, articles of incorporation, or charter. These companies have also adopted a director resignation policy that establishes a board-centered post-election process to determine the status of any director nominee that is not elected. This dramatic move to a majority vote standard is in direct response to strong shareholder demand for a meaningful role in director elections. However, Vulcan Materials has responded only partially to the call for change, simply adopting a post-election director resignation policy that sets procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes. The plurality vote standard remains in place.

Vulcan Materials’ Board of Directors has not acted to establish a majority vote standard, retaining its plurality vote standard. The Board should take this critical first step in establishing a meaningful majority vote standard. With a majority vote standard in place, the Board can then act to adapt its director resignation policy to address the status of unelected directors. A majority vote standard combined with a post-election director resignation policy would establish a meaningful right for shareholders to elect directors at Vulcan Materials, while reserving for the Board an important post-election role in determining the continued status of an unelected director. We urge the Board to join the mainstream of major U.S. companies and establish a majority vote standard.

COMPANY STATEMENT IN OPPOSITION

The proponent submitted the same proposal at our 2010 Annual Meeting of Shareholders and our shareholders defeated it by a wide margin.  Last year’s vote demonstrates clear shareholder support for our company’s current process for electing directors.  In light of these results and for the reasons provided below, the Board recommends a vote against the proposal.

OUR DIRECTOR RESIGNATION POLICY ADDRESSES THE MAJORITY ELECTION OF DIRECTORS ISSUE  The Board believes that our company’s existing governance structure effectively addresses the concerns raised by the shareholder proposal.  In 2006, the Board adopted a policy (Director Resignation Policy) under our company’s Corporate Governance Guidelines to take into account the majority election of directors.  The Director Resignation Policy provides that any director nominee who receives more votes “withheld” than votes “for” his or her election will immediately tender his or her resignation to the Board.  The Governance Committee, which is composed exclusively of independent directors, will then review and consider the resignation and recommend to the Board whether to accept it.

The Director Resignation Policy ensures that a director nominee who receives less than a majority vote will not serve on the Board without undergoing a high degree of scrutiny by both the Governance Committee and the Board.  Thus, the Board believes the Director Resignation Policy effectively addresses the concerns raised by the proposal.  In addition, our adoption of the Director Resignation Policy is consistent with the approach taken by many other public companies.

FLEXIBILITY IS IN THE BEST INTEREST OF SHAREHOLDERS  Our company is incorporated under the laws of New Jersey, and our shareholders currently elect directors by plurality voting.  Plurality voting is the default standard under New Jersey law and has long been the accepted standard among most public companies.  Our Director Resignation Policy

Proposal 6	21

modifies the plurality voting standard in uncontested elections in a manner that affords our shareholders more meaningful input than they would have under a pure plurality standard.  However, it also retains for the Board the ability to exercise its judgment based upon the needs of our company at any point in time.  The Board believes this flexibility is in the best interest of all shareholders and is preferable to a strict majority vote standard.

TEN-YEAR AVERAGE OF SHAREHOLDER AFFIRMATIVE VOTE FOR DIRECTORS EXCEEDS 95%  The proponent’s characterization of plurality voting, particularly the statement that a director may be elected by a single vote even if a substantial majority of the votes cast are “withheld,” is quite unrealistic and is not supported by our company’s historical results.  During the past ten years, the average affirmative vote for directors at our company has been greater than 95 percent of shares voted through the plurality voting process.  As a result, the adoption of a majority voting standard would not have affected the outcome of our election process.  Moreover, the Governance Committee applies stringent criteria in identifying and nominating director candidates and has established procedures to consider and evaluate director candidates recommended by shareholders.  This process has been instrumental in creating a board composed of highly qualified directors from diverse backgrounds.  It also has resulted in a board composed entirely of independent directors (as defined by the New York Stock Exchange) with the exception of our chief executive officer.

BOARD OF DIRECTORS RECOMMENDATION

We believe that our Director Resignation Policy provides shareholders a meaningful and significant role in the election of directors, and for the reasons presented above, we do not believe that the shareholder proposal is in the best interests of our company or its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

PROPOSAL 7. SHAREHOLDER PROPOSAL—
BOARD DECLASSIFICATION

Our company has been advised that Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917, a beneficial owner of 136 shares of our company’s common stock, intends to present the following proposal and supporting statement at the annual meeting. The proposal will be voted on only if properly presented at the annual meeting. In accordance with the rules of the Securities and Exchange Commission, the text of the resolution and supporting statement is printed verbatim from the proponent’s submission, and we take no responsibility for them. To ensure that readers can easily distinguish between the materials provided by the proponent and the materials we have provided, we have shaded gray the material provided by the proponent.

Our Board of Directors strongly opposes the adoption of the Proposal and asks you to review our Board’s response, which follows the proponent’s supporting statement

Proposal 7	22

SHAREHOLDER PROPOSAL

RESOLUTION: That the shareholders of VULCAN MATERIALS COMPANY request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT: The current practice of electing only one-third of the directors for three-year terms is not in the best interest of the corporation or its shareholders. Eliminating this staggered system increases accountability and gives shareholders the opportunity to express their views on the performance of each director annually. The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation and our corporation should be no exception.

As a professional investor, the proponent has introduced the proposal at several corporations which have adopted it. In others, opposed by the board or management, it has received votes in excess of 70% and is likely to be reconsidered favorably.

The proponent believes that increased accountability must be given our shareholders whose capital has been entrusted in the form of share investments especially during these times of great economic challenge.

Arthur Levitt, former Chairman of The Securities and Exchange Commission said, “In my view, it’s best for the investor if the entire board is elected once a year. Without annual election of each director, shareholders have far less control over who represents them.”

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.

In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

COMPANY STATEMENT IN OPPOSITION

The Governance Committee and Board carefully considered the shareholder proposal and concluded, for the reasons noted below, that a classified board structure remains in the best interests of our company and its shareholders.

CLASSIFIED BOARD PROMOTES CONTINUITY AND LEADERSHIP STABILITY The classified board structure has served our company and its shareholders well since its adoption in 1984.  Our company’s classified board is designed to promote continuity and stability of leadership to ensure that, at all times, a majority of our company’s directors have prior experience with, and knowledge of, our company’s operations, management and strategy.  Board continuity is especially critical to developing, refining and executing our long-term strategic goals.  This is particularly important to our company because our core aggregates business, by its very nature, involves long-term planning and development.  As the leading aggregates producer in the United States, we are continually focused on maintaining and developing long-term aggregates reserves in strategic locations poised for long-term growth.  The classified board structure helps directors to make sound strategic decisions in the long-term best interests of our company and its shareholders, rather than focusing excessively on the next quarter’s results.  Our industry is also highly cyclical which makes it even more important to have appropriate continuity and experience on our Board.

Proposal 7	23

CLASSIFIED BOARD LEADS TO HIGH QUALITY DIRECTORS A classified board strengthens our company’s ability to recruit high quality directors who are willing to make a significant commitment to our company and its shareholders for the long-term. The Board believes it is important that directors have the commitment to serve for an appropriate term given the time required to properly understand our operations. Experienced directors who are knowledgeable about our business are better positioned to make decisions that are in the best interests of our company and its shareholders.

The proponent claims that a classified board is not in the best interests of our shareholders because it reduces accountability of directors.  However, directors elected to a classified board are no less accountable to shareholders than they would be if elected annually.  Standards of performance and responsibility applicable to directors elected annually, including under state law fiduciary standards, New York Stock Exchange rules and the Sarbanes-Oxley Act of 2002, apply equally to classified directors.  It is the manner in which directors fulfill their duties and responsibilities, not the frequency of their election, which drives effective corporate governance.  Moreover, all of our directors are independent, except for Donald M. James, our chief executive officer.  In our view, factors such as these best ensure that our directors remain accountable to our shareholders, not the length of their term.

THREE-YEAR TERMS ENHANCE OUR BOARD’S INDEPENDENCE AND LONG-TERM SHAREHOLDER FOCUS The Board also believes that a three-year term enhances the independence of our non-employee directors by providing them with more time to develop their understanding of, and experience with, our company’s business, making them less dependent on the views and perspectives of management.  A longer term in office also helps insulate our directors against pressures from special interest groups that may be more focused on short-term results instead of the long-term interests of all shareholders.  Our current board structure allows our directors to act independently without being concerned as to whether they will be re-nominated by the other members of the Board each year.  The freedom to focus on the long-term interests of our company instead of annual elections leads to greater independence, the cornerstone of good corporate governance.

CLASSIFIED BOARD MAY LEAD TO HIGHER VALUE TO SHAREHOLDERS IN THE EVENT OF A HOSTILE TAKEOVER A classified board also enhances our ability to negotiate the best results for our shareholders in the event of an unsolicited takeover proposal.  A classified board structure provides the time and leverage necessary for our Board to evaluate and consider the fairness of any takeover proposal, consider alternative proposals, and ultimately negotiate the best possible result for our shareholders.  Without a classified board, a potential acquirer could gain control of our company by replacing a majority of the Board with its own slate of nominees at a single shareholders’ meeting and without paying an appropriate premium to our shareholders.  This is particularly important to Vulcan due to the recent consolidation in our industry, including hostile actions by foreign companies.  Moreover, at the bottom of a construction cycle as we are in today, an opportunistic hostile acquirer can abuse a temporary drop in our stock below its long-term fair value.  While our classified board enhances our company’s ability to negotiate more favorably in the face of a hostile takeover overture and to protect long-term shareholders from abusive takeover tactics, it does not, however, prevent unsolicited takeover proposals or the consummation of such transactions.

APPROVAL OF THE SHAREHOLDER’S PROPOSAL WOULD NOT DECLASSIFY THE BOARD. Declassifying the Board would require an amendment to the company’s Restated Certificate of Incorporation. The Restated Certificate of Incorporation includes a supermajority provision to remove the classified board. Accordingly, elimination of the classified board would require the affirmative vote of the holders of at least eighty percent (80%) of our company’s outstanding shares.

THE BOARD OF DIRECTORS RECOMMENDATION

The proponent states that several companies now elect directors annually because of his efforts.  Each of those companies made the decision to conduct annual director elections based on their own circumstances. The Board does not believe that there is a single formula for corporate governance.  A “one size fits all” view does not take into consideration differences among companies, their management and the industries and markets in which they operate.  After careful consideration of the Company’s circumstances, the Board believes that a classified board structure remains in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

Proposal 7	24

CORPORATE GOVERNANCE OF OUR COMPANY AND
PRACTICES OF OUR BOARD OF DIRECTORS

We take our corporate governance responsibilities very seriously and have adopted Corporate Governance Guidelines that provide a framework for the governance of our company. The Guidelines build on practices that we have followed for many years and demonstrate our continuing commitment to corporate governance excellence.

In addition, we have a Business Conduct Policy that applies to all of our employees and directors and deals with a variety of corporate compliance issues, including conflicts of interest, compliance with laws, confidentiality of company information, fair dealing and use of company assets. All employees and directors are required to fill out a questionnaire annually regarding their personal compliance with the Business Conduct Policy and are encouraged to report any illegal or unethical behavior of which they become aware.

Our Board has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Code of Ethics defines “Senior Financial Officers” to include the Chief Financial Officer, Controller and Principal Accounting Officer. The Code of Ethics covers such topics as financial reporting, conflicts of interest and compliance with laws. If we make any amendment to, or waiver of, any provision of the Code of Ethics, we will disclose such information on our website. As discussed in this proxy statement, our Governance Committee regularly reviews corporate governance developments and adopts appropriate practices as warranted. You can access our amended and restated by-laws, Corporate Governance Guidelines, Business Conduct Policy and Code of Ethics at our website www.vulcanmaterials.com or you can obtain a printed copy free of charge by writing to us at: Corporate Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242. Please note that the information contained on our website is not incorporated by reference in, nor considered to be a part of, this proxy statement.

DIRECTOR INDEPENDENCE

All of the directors, with the exception of our Chairman and CEO Don James, are independent under the New York Stock Exchange listing standards, our Board’s Director Independence Criteria, and the applicable SEC rules and regulations. The New York Stock Exchange listing standards provide that a director does not qualify as independent unless our Board affirmatively determines that the director has no material relationship with our company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our company). The New York Stock Exchange rules require a board to consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with our company and permit the Board to adopt and disclose standards to assist the Board in making determinations of independence. Accordingly, the Board has adopted the Director Independence Criteria to assist it in determining whether a director has a material relationship with our company.

The Director Independence Criteria provide that a director will be considered independent if he or she:

DIRECTOR INDEPENDENCE CRITERIA
(a) has not been an employee of our company, or any of its consolidated subsidiaries, during the last three years;
(b)   has not received more than $120,000 per year in direct compensation from our company, or any of its consolidated subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) during the last three years;

(c) has not during the last three years personally performed legal or professional services for our company in an amount more than $10,000;
(d)   is not a current partner or employee of our company’s independent auditor and has not been employed by the present or former independent auditor of our company and personally worked on our company’s audit during the last three years;

Corporate Governance	25

(e)   during the last three years, has not been part of an interlocking directorate in which an executive officer of our company, or any of its consolidated subsidiaries, served on the compensation committee of another company that concurrently employs the director;

(f)    is not, and has not been in the past three years, an executive officer or an employee of another company (exclusive of charitable organizations) that makes payments to, or receives payments from, our company, or any of its consolidated subsidiaries, for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of the consolidated gross revenues of such other company;

(g) has no immediate family member who is an executive officer of our company, or any of its consolidated subsidiaries;
(h)   has no immediate family member meeting any of the criteria set forth in (b)–(f); except with respect to item (d) in which case an immediate family member may be an employee (not a partner) of the independent auditor so long as such family member does not personally work on our company’s audit; and

(i)    has no other material relationship with our company, or any of its consolidated subsidiaries, either directly or as a partner, shareholder, director or officer of an organization that has a material relationship with our company or any of its consolidated subsidiaries.

In determining director independence, “immediate family member” is defined as a spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law and anyone (other than a domestic employee) who share the director’s home. Individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated, are not taken into consideration when determining a director’s independence.

The Director Independence Criteria also require our Board to consider all relevant facts and circumstances, including a director’s commercial, industrial, banking, consulting, legal, accounting, familial and charitable relationships and such other criteria as our Board may determine from time to time.

In February 2011, the Board conducted an evaluation of director independence, based on the Director Independence Criteria, the New York Stock Exchange listing standards and applicable SEC rules and regulations. In connection with this review, the Board evaluated commercial, industrial, banking, consulting, legal, accounting and charitable relationships with each director or immediate family member and his or her related interests and our company and its subsidiaries, including those relationships described under “Transactions with Related Persons” below.

As a result of this evaluation, the Board affirmatively determined that all of the directors other than our Chairman and CEO, Don James, are independent directors under our Board’s Director Independence Criteria, the New York Stock Exchange listing standards and the applicable SEC rules and regulations.

DIRECTOR NOMINATION PROCESS

The Governance Committee considers director candidates recommended by our shareholders. Any shareholder wishing to recommend a candidate for election at the 2012 Annual Meeting must submit that recommendation in writing, addressed to the Governance Committee, in care of our Corporate Secretary, at 1200 Urban Center Drive, Birmingham, Alabama 35242, in accordance with the deadlines and procedures set forth in our by-laws. The notice should include the following:

▪	The name and address of the shareholder who intends to make the nomination(s) and of the person or persons to be nominated;

▪
A representation that the shareholder is a holder of record or a beneficial holder of stock entitled to vote at the meeting (including the number of shares the shareholder owns) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

▪
A description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

▪
Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed under the proxy rules of the SEC (whether or not such rules are

Corporate Governance	26

applicable) had each nominee been nominated, or intended to be nominated, by our Board of Directors, including the candidate’s name, biographical information, and qualifications; and

▪	The written consent of each nominee to serve as a director if so elected.

The Governance Committee will identify nominees by first evaluating the current members of our Board willing to continue service. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for nomination, balancing the value of continuity of service by existing members of our Board with the potential benefits of obtaining new Board members. If any member of the Board does not wish to continue in service or if the Governance Committee or the Board decides not to nominate a current Board member for reelection, the Governance Committee may identify the desired skills and experience for a new nominee in light of the above criteria. Directors and members of management also may suggest candidates for Board service. Timely recommendations by our shareholders will receive equal consideration by the Governance Committee. In some cases, the committee engages, for a fee, the services of a third-party executive search firm to assist it in identifying and evaluating nominees for director.

BOARD LEADERSHIP STRUCTURE

Our Board understands the importance of evaluating and determining the optimal leadership structure so as to provide independent oversight of management. Our Board also understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary from time to time. For this reason, our Board does not have a policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board has determined that our company should have the flexibility to combine or separate these functions as circumstances deem appropriate. At this time, the Board believes that it is in the best interests of our company and its shareholders to have Don James serve as our Chairman of the Board and Chief Executive Officer.

At this time, our Board believes that there are a number of advantages to consolidating the positions of Chairman and Chief Executive Officer, including the following:

▪
Mr. James, with over 18 years experience with our company, including 14 years of experience as Chief Executive Officer, has lead the company through various economic cycles, has the knowledge, expertise and experience to understand the opportunities and challenges facing our company and is most capable of identifying strategic priorities and opportunities. He also has the leadership and management skills to promote and execute our values and strategy, particularly given the economic environment;

▪
Consolidating the positions allows Mr. James to lead board discussions regarding our business and strategy, and provides decisive and effective leadership for our company eliminating the potential for confusion;

▪	Combining the positions creates a firm link between management and the Board that promotes the development and implementation of our corporate strategy; and

▪	Consolidating the positions allows timely communication with our Board on critical business matters.

Based on these advantages and the factors listed below, our Board has determined that this leadership structure is optimal for our company at this time.

In considering its leadership structure, our Board has taken a number of additional factors into account. The Board, which consists exclusively of independent directors other than Mr. James and all of whom are highly qualified and experienced, exercises a strong independent oversight function. This oversight function is enhanced by the fact that all of the Board’s committees, other than the Executive Committee, are comprised entirely of independent directors. Most significantly, our Corporate Governance Guidelines provide for a non-management presiding director, a position which is filled by rotation among the chairs of our Board committees. Among other things, the non-management presiding director is responsible for reviewing and approving the agenda in advance of each Board meeting, facilitating communication among directors and between the Board and Mr. James and chairing an executive session of the independent directors at each Board meeting. Our Board believes that these factors provide the appropriate balance between the authority of those who oversee our company and those who manage it on a day-to-day basis. For additional information regarding how oversight is exercised and how the Board receives information from our committees performing risk management and oversight functions, see “Risk Management” on page 31.

Corporate Governance	27

NON-MANAGEMENT EXECUTIVE SESSIONS AND PRESIDING DIRECTOR

Our Board of Directors has adopted a policy relating to non-management executive sessions. Under this policy, the Board of Directors meets at each regularly scheduled Board meeting in an executive session in which management directors and other members of management are not present. During 2010, the non-management directors met in executive session five times.

Each year at the May Board meeting, our Board designates a non-management presiding director, a position which is filled by rotation among the chairs of our Board committees. The duties of the presiding director are delineated in our Corporate Governance Guidelines, which are available on our website at www.vulcanmaterials.com. The Chairman of the Governance Committee, Donald Rice, served as the presiding director at the executive sessions after the annual meeting in 2010. Allen Franklin, Chairman of the Safety, Health and Environmental Affairs Committee, will serve as the presiding director following the 2011 Annual Meeting of Shareholders.

MEETINGS AND ATTENDANCE

Our Board held seven meetings, either in person or by written consent, in 2010. In 2010, each director attended more than 75% of the total number of meetings of the Board and meetings of the committees of which he or she was a member.

ANNUAL MEETING POLICY

Our directors are expected to attend the Annual Meeting of Shareholders. In furtherance of this policy, our Board holds a regularly scheduled Board meeting on the same day as the Annual Meeting of Shareholders. In 2010, all of the Board members attended the Annual Meeting.

Corporate Governance	28

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has established six standing committees as follows:

DIRECTOR	EXECUTIVE COMMITTEE	AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE	SAFETY, HEALTH AND ENVIRONMENTAL AFFAIRS COMMITTEE	FINANCE AND PENSION FUNDS COMMITTEE
Philip J. Carroll, Jr.	•		•	•
Phillip W. Farmer	•	•		•
H. Allen Franklin	•		•		•
Donald M. James	•
Ann McLaughlin Korologos				•	•
Douglas J. McGregor	•	•				•
James V. Napier			•			•
Richard T. O’Brien		•			•
James T. Prokopanko		•		•
Donald B. Rice	•		•	•
Vincent J. Trosino		•				•
Kathleen Wilson-Thompson					•	•

The charters of the Audit, Compensation and Governance Committees are available on our website at vulcanmaterials.com. You can also obtain a printed copy free of charge by writing to us at: Corporate Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242.

All of the Board Committees, other than the Executive Committee, are composed entirely of independent, non-management directors.

EXECUTIVE COMMITTEE

The Executive Committee has the same powers as our Board of Directors, except as limited by the New Jersey Business Corporation Act. In practice, the powers of the Executive Committee are exercised only for matters that arise between meetings of the Board. Members of the Executive Committee are Messrs. James (Chair), Carroll, Farmer, Franklin, McGregor and Rice. The Executive Committee did not meet in 2010.

AUDIT COMMITTEE

The Audit Committee advises our Board and management from time to time with respect to internal controls, financial systems and procedures, accounting policies and other significant aspects of our company’s financial management. Pursuant to its charter, the Audit Committee selects our company’s independent registered public accounting firm and oversees the arrangements for, and approves the scope of, the audits to be performed by the independent registered public accounting firm. The Audit Committee’s primary responsibilities under its written charter include the following:

▪
Hiring, evaluating and, when appropriate, replacing the independent registered public accounting firm, whose duty it is to audit our books and accounts and our internal control over financial reporting for the fiscal year in which it is appointed;

▪
Determining the compensation to be paid to the independent registered public accounting firm and, in its sole discretion, approving all audit and engagement fees and terms and preapproving all auditing and non-auditing services of such firm, other than certain de minimis non-audit services;

▪
Reviewing and discussing with management, the independent registered public accounting firm and internal auditors our internal reporting, audit procedures and the adequacy and effectiveness of our disclosure controls and procedures;

Corporate Governance	29

▪
Reviewing and discussing with management and the independent registered public accounting firm the audited financial statements to be included in our Annual Report on Form 10-K, the quarterly financial statements to be included in our Quarterly Reports on Form 10-Q, our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the selection, application and disclosure of accounting policies used in our financial statements;

▪	Reviewing and discussing with management quarterly earnings press releases and financial information and earnings guidance provided to analysts and rating agencies; and

▪	Reviewing and reassessing the adequacy of the Audit Committee Charter adopted by our Board of Directors, and recommending proposed changes to our Board of Directors.

The members of the Audit Committee are Messrs. Farmer (Chair), McGregor, O’Brien, Prokopanko and Trosino. All members of our Audit Committee are non-management directors. Our Board of Directors has determined that each is “independent” and “financially literate” within the meaning of the listing standards of the New York Stock Exchange, SEC rules and regulations, and the Director Independence Criteria adopted by our Board of Directors and posted on our website at www.vulcanmaterials.com under “Investor Relations.” In addition, our Board has determined that Mr. O’Brien is an “audit committee financial expert” as defined by rules adopted by the SEC. The Audit Committee met seven times during 2010. More details about the role of the Audit Committee may be found in the Report of the Audit Committee on page 34 of this proxy statement.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for, among other things:

▪	determining and setting the amount of compensation paid to each of our executive officers, including the Chief Executive Officer, senior officers and division presidents;

▪	reviewing compensation plans relating to our officers;

▪	interpreting and administering the Executive Incentive Plan and the 2006 Omnibus Long-Term Incentive Plan; and

▪	making recommendations to the Board with respect to compensation paid by our company to any director.

The Compensation Committee also reviews and discusses with management the Compensation Discussion and Analysis required by SEC rules to be included in our proxy statement.

The Compensation Committee has engaged Compensation Strategies, Inc. as its independent compensation consultant. For a description of the process undertaken by the Compensation Committee to set compensation and the role of Compensation Strategies in that process, please refer to the section entitled “Compensation Discussion and Analysis” in this proxy statement.

The members of the Compensation Committee are Messrs. Carroll (Chair), Franklin, Napier and Rice. The Compensation Committee is composed solely of non-management directors who are “independent” within the meaning of the listing standards of the New York Stock Exchange, SEC rules and regulations and the Board’s Director Independence Criteria. The Compensation Committee met six times during 2010.

GOVERNANCE COMMITTEE

The Governance Committee is responsible for reviewing and assessing our policies and practices relating to corporate governance, including our Corporate Governance Guidelines. The Governance Committee also plans for the succession of the Chief Executive Officer and other senior executives. In addition, the Governance Committee serves as the nominating committee and is responsible for identifying and assessing director candidates, including making recommendations to our Board regarding such candidates. In fulfilling its responsibilities, the Governance Committee, among other things:

▪	identifies individuals qualified to become Board members consistent with criteria established in its charter;

▪	recommends to our Board director nominees for the next annual meeting of shareholders; and

▪	evaluates individuals suggested by shareholders as director nominees.

Corporate Governance	30

The directors are responsible for overseeing our company’s business consistent with their fiduciary duty to our shareholders. The Board and the Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our company’s current and future needs.

In recommending director candidates to the Board, the Governance Committee considers all of the factors listed under “Director Qualifications” set forth in this proxy statement.

The Governance Committee believes it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by the SEC rules, and that a substantial majority of the members of the Board meet the definition of “independence” as defined by the listing standards of the New York Stock Exchange, SEC rules and regulations and the Board’s Director Independence Criteria.

The Governance Committee also reviews our Board’s committee structure and recommends to our Board, for its approval, directors to serve as members of each committee. The Governance Committee also is responsible for overseeing the evaluations of the Board and its committees.

Members of the Governance Committee are Dr. Rice (Chair), Ms. Korologos and Messrs. Carroll, Farmer and Prokopanko. The Governance Committee is composed solely of non-management directors who are “independent” within the meaning of the listing standards of the New York Stock Exchange, SEC rules and regulations and the Board’s Director Independence Criteria. The Governance Committee met two times during 2010.

SAFETY, HEALTH AND ENVIRONMENTAL AFFAIRS COMMITTEE

The Safety, Health and Environmental Affairs Committee has the responsibility for reviewing our policies, practices and programs with respect to the management of safety, health and environmental affairs.  It also monitors our compliance with safety, health and environmental laws and regulations. Members of the Safety, Health and Environmental Affairs Committee are Mr. Franklin (Chair), Ms. Korologos, Mr. O’Brien and Ms. Wilson-Thompson. The Committee met two times during 2010.

FINANCE AND PENSION FUNDS COMMITTEE

The Finance and Pension Funds Committee has responsibility for overseeing our financial policies.  It recommends to our Board financial policies and actions to accommodate our goals and operating strategies while maintaining a sound financial condition. Its functions include keeping informed about our financial condition, recommending a dividend policy, reviewing and recommending changes in the quarterly dividend payments, and evaluating and making recommendations concerning the appropriate mix of debt and equity, incurrence of long-term debt, and changes in the authorized limit of short-term debt. The Finance and Pension Funds Committee also is responsible for overseeing the funding and management of assets for pension plans sponsored by our company. To fulfill these functions, it establishes funding policies and methods consistent with pension plan objectives and the Employee Retirement Income Security Act of 1974, as amended, selects and removes investment managers, and appoints trustees for the pension plans. Members of the Finance and Pension Funds Committee are Mr. McGregor (Chair), Mr. Napier, Ms. Wilson-Thompson and Mr. Trosino. The Finance and Pension Funds Committee met three times in 2010.

RISK MANAGEMENT

Although the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial risk, including internal controls, and discusses with management, the internal auditors, and our independent registered public accounting firm our company’s policies with respect to risk assessment and risk management. Our Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to our company’s compliance and ethics programs. In addition, our Safety, Health and Environmental Affairs Committee assists the Board in fulfilling its responsibilities with respect to safety, health and environmental laws and regulations and works closely with our company’s legal and regulatory groups. The Compensation Committee also assists the Board in fulfilling its oversight responsibilities to create long-term value for our company, while discouraging behavior that leads to excessive risk. Finally, the Finance and Pension Funds Committee assists the Board in managing risk relating to investment of the pension funds assets and debt/leverage risks.

Corporate Governance	31

Our company’s management is responsible for day-to-day risk management. Our legal, safety, health and environmental (SHE), risk management and internal audit areas serve as the primary monitoring and testing function of policies and procedures and manage the oversight of risk management for the company as a whole.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our company and that our Board structure supports this approach.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

TRANSACTIONS WITH RELATED PERSONS

The son of Mr. Philip Carroll, Jr., a member of our Board of Directors, is a partner in a large law firm that has provided legal services to our company for over 50 years. In determining that this is not a material relationship involving Mr. Carroll, our Board determined that payments made by our company to the firm represented less than 1% of the firm’s consolidated gross revenues in 2010, and the revenues from our company received by Mr. Carroll’s son as a result of his status as partner was not material.

Additionally, the Board made the assessment that Mr. Carroll was independent and that this was not a material relationship for the following reasons:

▪	Long-standing relationship between the firm and our company going back over 50 years

▪	Mr. Carroll’s son joined the firm in 1988 and was made partner before his father joined the Board in 1999

▪	Mr. Carroll’s son does not work directly on any Vulcan matters. His only remuneration from Vulcan is indirectly from his earnings as a partner of the firm

▪	Vulcan's payments to the firm are less than 1% of the firm’s total revenues

▪	Vulcan's payments to the firm are less than 5% of what we pay in total for our legal fees

▪	Mr. Carroll meets all of the director independence standards set both by the SEC and the NYSE

▪	Mr. Carroll is a highly respected Board member and he brings invaluable corporate experience as the past President of Shell Oil Company and CEO of Fluor Corp.

▪
There is no actual conflict regarding Mr. Carroll's service on the Board and the selection of firms for legal work since the Board is not involved in the selection process and we would continue to use the firm’s services even absent the relationship

Mr. Carroll will no longer serve as Chair of the Compensation Committee following the 2011 Annual Meeting, in anticipation of Mr. Carroll’s retirement at the 2012 Annual Meeting.

SHAREHOLDER COMMUNICATION WITH OUR BOARD OF DIRECTORS

Our Board has established a process for shareholders and other interested parties to communicate directly with the presiding director or with the non-management directors individually or as a group. Any shareholder or other interested party who desires to contact one or more of our non-management directors, including our Board’s presiding director, may send correspondence to the following address:

Board of Directors (or presiding director or name of individual director)
c/o Corporate Secretary
Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242

Corporate Governance	32

All such communications will be forwarded to the appropriate director or directors specified in such communications as soon as practicable in accordance with the Policy on Shareholder Communications with the Board, adopted by the independent directors in February 2004.

POLICY ON REPORTING OF CONCERNS REGARDING ACCOUNTING MATTERS

As provided on our website at www.vulcanmaterials.com under the heading “Investor Relations” under the subheading “Corporate Governance — Contact the Board of Directors,” any shareholder or interested party who has any concerns or complaints relating to accounting, internal accounting controls or auditing matters, may contact the Audit Committee by writing to the following address:

Vulcan Audit Committee
c/o Corporate Secretary
Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242

Corporate Governance	33

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for, among other things, reviewing our company’s financial statements with management and our company’s independent registered public accounting firm. The Audit Committee acts under a written charter which is available on our website at www.vulcanmaterials.com. Each member of the Audit Committee is an independent director as determined by our Board, based on the requirements of the New York Stock Exchange, the SEC and our Board’s Director Independence Criteria.

Our company’s management has the primary responsibility for our company’s financial statements and financial reporting process, including the system of internal controls. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our company’s audited financial statements with generally accepted accounting principles. Our independent registered public accounting firm also audits, in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”), the effectiveness of our company’s internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes.

In this context, the Audit Committee has reviewed and discussed our company’s audited financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards

No. 61 (Communication with Audit Committees) as amended. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant its independence. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of any non-audit services is compatible with the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from our company and management.

Based on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

AUDIT COMMITTEE

Phillip W. Farmer, Chair
Douglas J. McGregor
Richard T. O’Brien
James T. Prokopanko
Vincent J. Trosino

Dated: February 11, 2011

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates the Report of the Audit Committee by reference therein.

Report of the Audit Committee	34

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees billed to us for the fiscal years ended December 31, 2010 and 2009, by Deloitte & Touche LLP, and its affiliates, all of which are subsidiaries of Deloitte, LLP, the United States member firm of Deloitte Touche Tohmatsu Limited, are as follows:

	2010	2009
Audit Fees(1)	$ 2,762,204	$5,033,618
Audit Related Fees(2)	287,818	333,780
Tax Fees(3)	108,500	123,003
All Other Fees	0	0
Total	$ 3,158,522	$5,490,401

(1)
Consists of fees for the audit of our financial statements, including the audit of the effectiveness of our internal control over financial reporting, reviews of our quarterly financial statements, services associated with other Securities and Exchange Commission filings, and services associated with debt and common stock offerings.

(2)	Consists of fees for the audits of our employee benefit plans.

(3)	Consists of fees for services related to state tax audits, credits and refund claims.

PREAPPROVAL OF SERVICES PERFORMED BY
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has policies and procedures that require the preapproval by the Audit Committee of all fees paid to, and all services performed by, our company’s independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by the independent registered public accounting firm during the year.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original preapproval. In those instances, the Audit Committee requires specific preapproval before engaging the independent registered public accounting firm. The Audit Committee has delegated preapproval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting. The Audit Committee preapproved all audit, audit-related, tax and other services performed by Deloitte & Touche LLP during the fiscal year ended December 31, 2010.

No audit-related, tax or other services were rendered in 2010 pursuant to the de minimis exception to the preapproval requirement set forth in the Securities Exchange Act Rule 2-01(c)(7)(i)(C).

Independent Registered Public Accounting Firm	35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following is information regarding persons known to us to have beneficial ownership of more than 5% of the outstanding common stock of our company, which is our only outstanding class of voting securities, as of the dates indicated in the footnotes below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)	Percent of Class
State Farm Mutual Automobile Insurance Company and Affiliates One State Farm Plaza Bloomington, Illinois 61710	12,069,409(1)	9.4%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	11,214,792(2)	8.7%
PRIMECAP Management Company 255 South Lake Avenue # 400 Pasadena, California 91101	7,869,789(3)	6.1%

(1)
Based on information contained in a Schedule 13G, dated January 20, 2011, filed with the SEC. According to the Schedule 13G, the listed entity has sole voting and dispositive power over 8,373,600 shares.

(2)
 Based on information contained in a Schedule 13G, dated February 14, 2011, filed with the SEC. These securities are owned by various individuals and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Based on information contained in a Schedule 13G, dated February 4, 2011, filed with the SEC.

Security Ownership of Certain Beneficial Owners and Management	36

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information, unless otherwise indicated, as of March 1, 2011, regarding beneficial ownership of our company’s common stock, our only outstanding class of equity securities, by each of our directors, each of our NEOs identified in the Summary Compensation Table on page 50 of this proxy statement, and the directors and executive officers as a group. We believe that, for each of the individuals set forth in the table below, such individual’s financial interest is aligned with the interests of our other shareholders because the value of such individual’s total holdings will increase or decrease in line with the price of our common stock.

Name of Beneficial Owner Amount and Nature of Beneficial Ownership (# of shares)
Non-employee Directors(1)	Shares Owned Directly or Indirectly	Restricted Shares	Phantom Shares Held Pursuant to Plans	Total	Percent of Class
Philip J. Carroll, Jr.	6,752	0	28,600	35,352	*
Phillip W. Farmer	6,120(2)	0	28,504	34,624	*
H. Allen Franklin	0	4,000	25,358	29,358	*
Ann McLaughlin Korologos	3,896	0	25,169	29,065	*
Douglas J. McGregor	7,795(3)	0	65,148	72,943	*
James V. Napier	8,334	0	20,457	28,791	*
Richard T. O’Brien	0	0	3,842	3,842	*
James T. Prokopanko	0	0	1,825	1,825	*
Donald B. Rice	48,395	0	19,286	67,681	*
Vincent J. Trosino	10,200	0	19,379	29,579	*
Kathleen Wilson-Thompson	0	0	1,825	1,825	*

Chief Executive Officer and other NEOs(4)	Shares Owned Directly or Indirectly	Exercisable Options	Thrift Plan	Deferred Stock Units	Total	Percent of Class
Don James	186,984	1,292,375	30,309	181,011	1,690,679	1.3%
Dan Sansone	27,311	201,302	21,521	23,240	273,374	*
Danny Shepherd	20,237	119,908	8,646	4,133	152,924	*
Ron McAbee	8,526	157,708	22,701	11,514	200,449	*
Bob Wason	34,077	113,859	8,306	9,014	165,256	*
All Directors and Executive Officers as a group (16 persons)	2,945,443	2.3%

*Less than1% of issued and outstanding shares of our company’s common stock.

(1)
Beneficial ownership for the non-employee directors includes all shares held of record or in street name and, if noted, by trusts or family members. The amounts also include restricted shares granted under our Restricted Stock Plan for Non-employee Directors, phantom shares settled in stock accrued under the Directors’ Deferred Compensation Plan, and deferred stock units awarded under the Deferred Stock Plan for Non-employee Directors and the 2006 Omnibus
Long-Term Incentive Plan.

(2)	All shares are held in a trust of which Mr. Farmer is the trustee.

(3)	Includes 1,350 shares held in a trust of which Mr. McGregor is the trustee.

(4)
Beneficial ownership for the executive officers includes shares held of record or in street name. The amounts also include shares that may be acquired upon the exercise of options which are presently exercisable or that will become exercisable on or before April 30, 2012, shares credited to the executives’ accounts under our Thrift Plan for Salaried Employees and deferred stock units.

Security Ownership of Certain Beneficial Owners and Management	37

EQUITY COMPENSATION PLANS

The table below sets forth information regarding the number of shares of our common stock authorized for issuance under all of our equity compensation plans as of December 31, 2010.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1):
1996 Long-Term Incentive Plan (For Employees)(2)
Stock Options	4,076,736	$53.36
Performance Share Units	0
Deferred Stock Units	120,237
Total 1996 Long-Term Incentive Plan	4,196,973		0(2)
Deferred Stock Plan for Non-employee Directors(2)	8,369		0(2)
Restricted Stock Plan for Non-employee Directors(2)	14,197		0(2)
2000 Florida Rock Industries Amended & Restated Stock Plan(3)
Stock Only Stock Appreciation Rights	143,573	$45.72
Performance Share Units	68,750
Total 2000 Florida Rock Industries Stock Plan	212,323		0(3)
2006 Omnibus Long-Term Incentive Plan
Stock-Only Stock Appreciation Rights	2,258,984	$61.36
Performance Share Units	527,518
Restricted Stock Units	1,000
Deferred Stock Units for Non-employee Directors	69,328
Total 2006 Omnibus Plan	2,856,830		994,946
Equity compensation plans not approved by security holders	NONE		NONE
Total of All Plans	7,288,692		994,946

(1)
All of our company’s equity compensation plans have been approved by the shareholders of our company or, in the case of the 2000 Florida Rock Industries Amended and Restated Stock Plan, by the shareholders of Florida Rock Industries, Inc. prior to our acquisition of that company. Column (a) sets forth the number of shares of common stock issuable upon the exercise of options, warrants or rights outstanding under the 1996 Long-Term Incentive Plan, the Deferred Stock Plan for Non-employee Directors, the Restricted Stock Plan for Non-employee Directors, the 2000 Florida Rock Industries Amended and Restated Stock Plan, and the 2006 Omnibus Long-Term Incentive Plan (Omnibus Plan). The weighted-average exercise price of outstanding stock options is shown in Column (b). The remaining number of shares that may be issued under the equity compensation plans are shown in Column (c).

(2)	Future grants will not be made under these plans. The plans will be used only for the administration and payment of grants that were outstanding when the Omnibus Plan was approved.

(3)
This plan was approved by the shareholders of Florida Rock Industries, Inc. Shares available have been adjusted for the merger transaction. Units were only available for granting of awards until September 30, 2010. Future grants will not be made under this plan. The plan will be used only for the administration and payment of grants that are outstanding.

Equity Compensation Plans	38

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis as set forth below with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Philip J. Carroll, Jr., Chair
H. Allen Franklin
James V. Napier
Donald B. Rice

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

In our Corporate Mission Statement, we state that our success is dependent upon the talent, dedication and performance of all employees. Therefore, our compensation program for our named executive officers (NEOs) is intended to motivate them to achieve our strategic goals and operational plans and to provide competitive levels of rewards for doing so. To encourage and reward superior performance, we have linked a substantial portion of our NEOs’ compensation to our performance as measured by a standard referred to as Economic Profit (EP), and to the performance of our company’s common stock relative to the performance of other companies. EP measures the extent to which operating earnings exceed an operating capital charge. Operating earnings are based on net earnings, but exclude interest income and expense, gains and losses on investments, deferred income taxes, and results of certain discontinued operations.

The total direct compensation for each NEO is reviewed annually and is based on

▪	individual performance

▪	recent and long-term company performance

▪	competitive or market levels of performance

Compensation Discussion and Analysis	39

2010 COMPENSATION HIGHLIGHTS

The following table illustrates how we aligned our compensation practices with our goals in 2010:

2010 COMPENSATION COMMITTEE ACTIONS

COMPENSATION ELEMENT	ACTION	OUR NORMAL PRACTICE	REASON FOR ACTION
Base salary	An average of 3.5% salary increase was granted our NEOs, excluding our CEO, who was not given a salary increase.	Normally we grant our NEOs a market competitive level of salary increase, based upon individual performance.
Based on market information reported for executive merit increases, guidance from our executive compensation consultant and individual performance of the NEO, increases are granted to provide appropriate and competitive base salary.

Annual performance-based bonus	No cash bonuses were paid to NEOs based on 2010 company performance.	Normally reflects competitive practice, company performance and individual performance.	2010 performance fell well short of target levels.
Long-term equity-based incentive awards	Each NEO was granted a long-term incentive (LTI) award valued at competitive compensation levels.
Normally we grant LTI awards at competitive levels unless the company’s TSR performance over the prior 5 years is significantly above the S&P 500 median, then premium awards are granted. Premium awards were not granted in 2010.
Based on competitive practice, to reward consistent outstanding performance and to reinforce the alignment of NEOs’ interest with shareholders’ interests.

COMPENSATION PHILOSOPHY

The dedication and performance of our employees, including our NEOs, enable us to accomplish our corporate goals. Our compensation program for our NEOs is intended to motivate them to achieve our strategic goals and operational plans while adhering to our high ethical business standards. We attempt to motivate the NEOs by

▪
keeping our salaries and benefits competitive with industrial companies of similar size, enabling us to hire and retain individuals of the highest caliber and to discourage them from seeking other employment opportunities;

▪
linking a meaningful portion of compensation to our company’s measurable performance and by increased use of PSUs over SOSARs, thereby encouraging the creation of shareholder value over the short and long term;

▪	motivating, recognizing, and rewarding individual excellence; and

▪	paying a meaningful portion of total compensation in our stock and encouraging significant stock accumulation to align the interests of our management and shareholders.

COMPENSATION COMMITTEE: ROLES AND RESPONSIBILITIES

The Compensation Committee, which is composed entirely of independent directors, administers our executive compensation program in accordance with the Compensation Committee’s charter. The current charter is available on our website at www.vulcanmaterials.com. The role of the Compensation Committee is to

▪	annually review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer and then

•    evaluate the Chief Executive Officer’s performance relative to these goals and objectives,
•    set the Chief Executive Officer’s compensation levels based on this evaluation,
•    report to the full Board of Directors,

Compensation Discussion and Analysis	40

▪	determine and set base salary and awards made to NEOs under our incentive compensation plans and equity-based plans;

▪	administer our Executive Incentive Plan (EIP) and 2006 Omnibus Long-Term Incentive Plan (Omnibus Plan);

▪	report to the Board its approval or disapproval of recommendations of the Chief Executive Officer for material changes in existing retirement and benefit plans applicable to the NEOs; and

▪	make regular reports to the Board, including an annual report, explaining its determination of compensation levels for the Chief Executive Officer and the other NEOs.

Our NEOs for 2010 are:

Don James	Chairman and Chief Executive Officer
Dan Sansone	Executive Vice President and Chief Financial Officer(1)
Danny Shepherd	Executive Vice President, Construction Materials(2)
Ron McAbee	Senior Vice President, Construction Materials Group-West(3)
Bob Wason	Senior Vice President and General Counsel

(1) During 2010, Mr. Sansone held the title Senior Vice President and Chief Financial Officer. He was promoted as of February 1, 2011.
(2) During 2010, Mr. Shepherd held the title Senior Vice President Construction Materials Group – East. He was promoted as of February 1, 2011.
(3)	Mr. McAbee retired effective as of February 1, 2011.

When making executive compensation decisions, the Compensation Committee reviews compensation tally sheets that show the Chief Executive Officer’s and the other NEOs’ total compensation. Our internal corporate compensation group prepares the tally sheets. Each of these tally sheets presents the dollar amount of compensation for the NEOs broken out into 1) base salary, 2) annual performance-based bonus, and 3) long-term equity-based incentive awards. However, in determining compensation for 2010, the Compensation Committee did not adjust for

▪	incentives realized in prior years or wealth accumulation through realized and unrealized equity gains and post-employment payments; or

▪	potential payments to the NEOs that are contingent upon the occurrence of a corporate change-in-control (CIC).

COMPENSATION CONSULTANT

As stated in its charter, the Compensation Committee is authorized to retain external advisors and consultants at our company’s expense. In 2010, the Compensation Committee engaged Compensation Strategies, Inc. (CSI) as its independent compensation consultant. CSI acts at the direction of, and reports to, the Compensation Committee, although it meets with management from time to time to discuss compensation initiatives and issues. The Compensation Committee has not requested, and does not intend to request, that CSI provide any non-compensation related services to our company. CSI does not have any business relationships with our company beyond the services provided as the independent consultant to the Compensation Committee.

In our compensation engagement, CSI

▪
conducts periodic comprehensive studies of executive compensation and makes recommendations regarding the components of executive compensation, including target levels for 1) base salary, 2)  annual bonus, 3) long-term equity-based incentive awards, and 4) change-in-control protections;

▪	advises the Compensation Committee regarding competitive practices, the design of new programs and new laws, rules, and regulations relating to executive compensation; and

▪	prepares an annual study of compensation and makes recommendations to the Board of Directors.

Compensation Discussion and Analysis	41

In 2010, CSI

▪
provided the Compensation Committee with observations on the relative competitiveness of our compensation programs with comparable companies (based upon its review of the various components of market data set forth above)

▪	provided its recommendations with respect to Board compensation, as well as its advice on regulatory compliance and development of new programs

▪	conducted an executive market study to ensure that our compensation programs are reasonable and competitive.

Representatives of CSI attended four meetings of the Compensation Committee in 2010 and participated in the executive session of the Compensation Committee. Our CEO does not attend this executive session.

BENCHMARKING TOTAL COMPENSATION

For compensation decisions made in February 2010, we did not conduct a new total compensation benchmarking study or analysis. However, to ensure that our compensation program is competitive, total direct compensation paid to our CEO and other NEOs was benchmarked against a composite group of companies in December 2010. Compensation data from that group is adjusted to reflect the size of our company. The benchmarking data is useful in setting market-based (median) levels for the three principal elements of compensation: 1) base salary, 2) annual performance-based bonus and 3) long-term equity-based incentive awards. With the assistance of CSI, the Compensation Committee also annually reviews the composition of the comparison group to ensure that included companies continue to be relevant for comparative purposes. The total direct compensation for each NEO is reviewed annually and is based on:

▪	individual performance;

▪	recent and long-term company performance; and

▪	competitive or market levels of performance.

The comparison group was composed of 26 companies from the following industries: Construction Materials; Building Products; Construction Equipment; Engineering & Construction; Forest Products; Coal Mining; Metals Mining; and Metal Producers/Manufacturers, as set forth in the following table.

COMPARISON GROUP

▪ Arch Coal Inc.	▪ Jacobs Engineering Group Inc.	▪ Peabody Energy Corporation
▪ CONSOL Energy Inc.	▪ Louisiana-Pacific Corporation	▪ Shaw Group Inc.
▪ Cummins Inc.	▪ Martin Marietta Materials, Inc.	▪ Sherwin-Williams Company
▪ Danaher Corporation	▪ Masco Corporation	▪ Stanley Black & Decker, Inc.
▪ Fluor Company	▪ Massey Energy Company	▪ Temple-Inland Inc.
▪ Fortune Brands, Inc.	▪ MeadWestvaco Corporation	▪ Texas Industries, Inc.
▪ Freeport-McMoran Copper & Gold	▪ Newmont Mining Corporation	▪ U.S. Steel Corporation
▪ Granite Construction Inc.	▪ Nucor Corporation	▪ Weyerhauser Company
▪ International Paper Company	▪ PPG Industries, Inc.

The executive market study (using the Aon Hewitt and Towers Watson surveys) conducted by CSI also compared our officer positions to similar positions among U.S. manufacturing companies with revenues between $1 billion to $4.9 billion.

The study provided data for the 25th, median, and 75th percentiles with respect to base salary, target and actual incentive compensation and long-term incentive compensation, and target and actual compensation. We benchmark against median compensation because it allows us to attract and retain employees and helps us to manage the overall cost of our compensation program.

Compensation Discussion and Analysis	42

Each element of our compensation program is set forth below, with an explanation of the factors the Compensation Committee considered in making the awards. We have not targeted a specified percentage of total compensation for cash compensation or short-term or long-term equity-based incentive awards. Rather, based on the results of the competitive benchmarking, we have established incentive target levels for each of the NEOs.

Base pay, short-term incentive opportunity and long-term incentive opportunity are targeted at the median competitive levels. For short-term incentives, these levels are expressed as a percentage of base salary and for long-term incentives as a percentage of the estimated base salary market rate for the position. The target award percentages vary by position and level of responsibility. In our view, as the level of responsibility for an executive increases, so should the risk of increased or decreased total compensation. We achieve this balance through higher target levels of short-term performance-based bonuses and long-term equity awards, which vary with the performance of our company.

ELEMENTS OF COMPENSATION

Our elements of compensation, all of which are discussed in greater detail below, include:

▪	Base salary

▪	Short-term performance-based bonus

▪	Long-term equity-based incentives

▪	Benefits and perquisites

▪	Change-in-control protections

▪	Retirement and pension benefits.

BASE SALARY

The base salary element of our compensation program is designed to be competitive for compensation paid to similarly-situated, competent, and skilled executives. The Compensation Committee uses the information and procedures described above to set base salaries based on each individual’s performance, contribution to business results, and market compensation. The Compensation Committee determines if base salary increases are appropriate for our NEOs after considering

▪	The NEO’s pattern of achievement for performance relative to the pre-established goals and objectives in his area(s) of responsibility

▪	The overall managerial effectiveness for planning, personnel development, communications, regulatory compliance and similar matters;

▪	Competitive pay levels for similarly situated executives set forth in the compensation surveys and our comparison group, set forth in the table on page 41.

▪	Marketplace trends in salary increases; and

▪	The NEO’s potential for future contributions to the organization, retention risks, fairness in view of our overall salary increases, and the ability of our company to pay the increased salaries.

We annually review the base salaries of the NEOs and at the time of a promotion or change in responsibilities. To ensure the salaries paid to our NEOs are competitive relative to the marketplace, the Compensation Committee reviews the compensation analysis and data from Aon Hewitt and Towers Watson and our comparison group. This analysis serves as a starting point for evaluating appropriate levels of base pay. We generally target the 50th percentile of the market (the midpoint of the base salary range) because we believe this is the appropriate level for evaluating the competitiveness of our compensation. This benchmark is determined by the procedures described above and serves as a starting point for evaluating appropriate levels of base pay.

However, the Compensation Committee has determined that Mr. James’ experience, performance and tenure in his position warrant a base salary that is somewhat higher than the 50th percentile for chief executive officers in our competitive market analysis. Increases in salaries are discretionary, based on the nature and responsibilities of the position, individual performance, changes in the market compensation levels and the other factors set forth above. Mr. James’ base salary has not increased since February 2008. The base salaries paid to our NEOs for 2010, 2009, and 2008 are set forth in the Summary Compensation Table on page 50 in the “Salary” column.

Compensation Discussion and Analysis	43

To further our goal of aligning the executives’ interests with those of our shareholders, we generally reward superior performance through our bonus program and long-term equity-based incentives rather than through base pay.

SHORT-TERM CASH BONUS

Our short-term cash bonus incentive program is designed to motivate our executives, including the NEOs, and reward them with cash payments for achieving quantifiable near-term business results. The goal of this program is to link performance to payment and to reward behaviors that create value for our shareholders. We do this by comparing financial results to pre-established objective performance targets. Payment of the bonus is based on the overall performance of our company, the performance of specific divisions or business units or a combination of these, as applicable, and the performance of the NEO.

We set the “target bonus” at competitive market levels consistent with similarly situated executives in our comparison group and in the compensation surveys. The target bonus opportunity is expressed as a percentage of base salary. Average levels of performance yield bonuses at levels approximately equal to median levels indicated in the compensation study.

MEETING THE MINIMUM PERFORMANCE THRESHOLD UNDER THE EXECUTIVE INCENTIVE PLAN (EIP)

We pay short-term incentives to our NEOs through the shareholder-approved Executive Incentive Plan (EIP) which is structured so that cash bonus payments will satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code. The payment of the bonus is based on attaining a minimum performance threshold for the year, as established by the Compensation Committee. For 2010, the minimum threshold was either: (1) cash earnings in the amount of $190 million or (2) EBITDA in the amount of $350 million.

If the Compensation Committee determines that the minimum performance thresholds are met, our NEOs may receive a bonus earned under the EIP, subject to the Compensation Committee’s discretion to adjust the bonus downward. In determining the downward adjustment (if any) the Compensation Committee may use a pre-established objective formula or standard and other financial or non-financial factors.

DETERMINING BONUS PAYABLE

The Compensation Committee determines the level of performance required to produce a “target bonus.” We then provide significant upside opportunity and downside risk to actual bonus payments based on actual financial performance of our company or the relevant business unit, as appropriate. Our evaluation of the company’s annual financial performance results from our analysis of how our actual EP measures compare to targeted EP for the year.

In 2010, the Compensation Committee reviewed the performance of the Chief Executive Officer and each of the other NEOs and concluded each had performed well in a difficult economic environment. Even though the minimum financial performance threshold under EIP was achieved in 2010, the company’s results at the corporate level under the EP formula fell significantly short of the EP performance goal required to produce the “target bonus” level. The goal for 2010 was to achieve a $61 million improvement in EP over 2009’s EP. Therefore, consistent with the recommendation of the CEO, the Compensation Committee exercised its discretion to pay no bonuses to EIP participants for 2010 performance, as reflected in the Summary Compensation Table on page 50.

Compensation Discussion and Analysis	44

The table below shows for each NEO the target bonus expressed as a percentage of base salary, the maximum bonus payable under the EIP and the actual bonus paid to each NEO based on 2010 performance.

TARGET BONUS

	Amount of “Target Bonus” Expressed as a Percentage of Base Salary	Maximum Bonus Per EIP(1) ($)	Bonus Paid for 2010 Performance ($)
Don James	100%	5,000,000	0
Dan Sansone	70%	1,442,000	0
Danny Shepherd	65%	1,082,000	0
Ron McAbee	65%	1,082,000	0
Bob Wason	55%	860,000	0
(1)	Per EIP, no payment may exceed $7,000,000 in any year to any participant. The amounts in this column equal the lesser of $7,000,000 or 4 times the target bonus

LONG-TERM EQUITY-BASED INCENTIVES

Our long-term equity-based incentive compensation program rewards the NEOs based on the future performance of our company, by providing potentially significant payments relative to creating value for our shareholders. The goals of the long-term incentive program are to

▪	help executive officers accumulate shares of our stock to ensure their interests are aligned with our shareholders’ interests

▪	motivate financial performance over the long-term

▪	recognize and reward superior financial performance of our company

▪	provide a retention element to our compensation program

▪	promote compliance with the stock ownership guidelines for executives.

2010 LONG-TERM INCENTIVE GRANTS. The Compensation Committee has established a “standard percentage” of each NEO’s base salary midpoint for his position (determined as described above) that is used when making a long-term award to each NEO. The standard percentage is based primarily upon the compensation analysis described in the section entitled “Benchmarking Total Compensation” above. The Compensation Committee sets the standard at approximately the 50th percentile of the awards made to individuals with similar positions in the market. The Compensation Committee then determines the targeted value of long-term incentive grants for each of the NEOs by multiplying the applicable standard percentage by the base salary midpoint of each NEO’s position. The table below shows the standard percentages for each of our NEOs although the Compensation Committee retains the discretion to deviate from these percentages in the actual long-term incentive grants it makes each year.

Standard Long-Term Award Expressed as a Percentage of Base Salary Midpoint for 2010
Don James	225%
Dan Sansone	100%
Danny Shepherd	100%
Ron McAbee	100%
Bob Wason	75%

The Omnibus Plan provides a variety of forms of incentives that the Compensation Committee may use, at its discretion, for granting long-term incentives. These incentives include
▪	stock options

▪	stock only stock appreciation rights (SOSARs)

▪	performance share units (PSUs)

▪	restricted stock

Compensation Discussion and Analysis	45

Subject to the limitations under the Omnibus Plan, the Compensation Committee may adjust the amount we award to reflect our company’s past performance, based on total shareholder return or other quantifiable financial measures deemed appropriate by the Compensation Committee.

In 2010, the Compensation Committee granted a combination of SOSARs and PSUs to each of the NEOs. The total number of units granted was calibrated to approximate the standard award value described above. The number of units to be granted is determined by valuing SOSARs (Black-Scholes) and PSUs (Monte Carlo simulation model) under valuation principles similar to generally accepted accounting principles, subject to certain adjustments recommended by CSI. The Compensation Committee normally grants a number of units that produces a value that approximates the 50th percentile of the market. However, the Compensation Committee may make adjustments each year to the number of units granted. We generally award premium grants only when our 5-year average TSR performance approximates or exceeds the 75th percentile when compared to the S&P 500.

In 2010, the Compensation Committee determined that it was not appropriate to raise the value of long-term awards based on our 5 year total shareholder return performance. Therefore, grants were made at the standard award value, as shown in the table above. Expressed in terms of their value, approximately one-half of the 2010 grants consisted of SOSARs and one-half consisted of PSUs. These awards are reflected under the heading “Executive Compensation” in the Summary Compensation Table on page 50 and the table of Grants of Plan Based Awards on page 51. With respect to LTI grants made in 2011, slightly more than one-half of the units granted were PSUs and the balance were SOSARs resulting in a shift in favor of PSUs of approximately 78% of the value granted.

2010 LONG-TERM INCENTIVE PAYMENTS. In February 2010, the Compensation Committee authorized payment of the PSUs that were granted in 2007 and vested on December 31, 2009. The level of the payout was based on the company’s

▪	3-year average EP, which was approximately 61.7% of target and

▪	3-year average total shareholder return performance, which was at the 46th percentile relative to the S&P 500 Index.

The following table reflects the goals against which performance was measured for payment for the PSUs granted in 2007 and payable in 2010. The percentage payable is determined by the interpolation of the two performance factors. The actual payment was determined to be 77%. The Compensation Committee has the authority to exercise downward discretion in determining payment.

2010 LONG-TERM INCENTIVE PAYMENTS
DETERMINING PERCENTAGE OF AWARD PAYABLE FOR AWARD PERIOD

Company 3-Year Average Economic Profit as a Percent of Target	Company 3-Year Average Total Shareholder Return Percentile Rank Relative to the S & P 500 Index
Percent of Target	25th or Less Percentile Rank	50th Percentile Rank	75th or Greater Percentile Rank
	PERCENTAGE OF AWARD PAYABLE
175% or greater	100%	150%	200%
150%	75%	125%	175%
100%	50%	100%	150%
50%	25%	75%	125%
25% or less	0%	50%	100%

Beginning with the 2010 PSU awards, payments are to be based solely on our TSR percentile ranking relative to the S&P 500 Index.

In March 2010, payments were made for vested Deferred Stock Units (DSUs) from grants made in 2001, 2002, 2003 and 2004. All of the NEOs elected to defer payment of the DSUs through the Executive Deferred Compensation Plan (EDCP). All DSU payments deferred into the EDCP must remain in company stock. All the NEOs elected deferral until the year following the year of retirement.

Compensation Discussion and Analysis	46

TIMING OF EQUITY-BASED INCENTIVE COMPENSATION. At its February meeting, the Compensation Committee sets

▪	performance targets for PSU grants and payments. Establishing incentive compensation goals and granting equity-based awards have not been timed with the release of non-public material information.

▪
goals and awards. Typically, additional equity-based incentive grants have been made to executive officers at other times during the year only upon hire or promotion. All such equity-based awards are priced on the date of grant.

STOCK OWNERSHIP GUIDELINES. In order to align the interests of the NEOs with our shareholders’ interests and to promote a long-term focus for these officers, our company has executive stock ownership guidelines for the officers of our company. The guidelines are based on management’s and CSI’s assessment of market practice. The stock ownership requirements are higher for the Chief Executive Officer than for the other NEOs.

The table below shows the guidelines for the NEOs, expressed as a multiple of base salary.

Name	Multiple of Base Salary Ownership Guidelines
Don James	7x
Dan Sansone	3x
Danny Shepherd	3x
Ron McAbee	3x
Bob Wason	3x

Types of ownership counted toward the guidelines include the following:

▪	direct holdings;

▪	stock-based qualified retirement plan holdings;

▪	stock-based holdings in the deferred compensation and nonqualified supplemental benefit plans; and

▪	indirect holdings, such as shares owned by a family member, shares held in trust for the benefit of the NEO or a family member, or shares held in trust for which such officer is trustee.

The “in the money” value of vested options do not count toward the satisfaction of these guidelines.

Annually, the CEO reviews compliance with the ownership guidelines and reports the results to the Compensation Committee. The Chief Executive Officer and each of the other NEOs meet or exceed our ownership guidelines.

Newly-appointed officers are expected to meet the applicable ownership requirement within five years of their appointment.

BENEFITS AND PERQUISITES

NEOs participate in each of the benefit plans or arrangements that generally are made available to all salaried employees including

▪	medical and dental benefits

▪	life, accidental death and disability insurance

▪	pension and savings plans.

Our company pays 100% of the premiums for individual long-term disability policies that insure base pay and target bonus in excess of that insured under the group contract up to a limit of $500,000 covered compensation. In addition, the NEOs have change-in-control agreements.

We provide company-owned cars to the NEOs for their use. Additionally, we pay for the insurance, maintenance and fuel for such vehicles. Executives reimburse our company for personal use of these vehicles. We also make the company-owned aircraft available to the CEO and senior executives for business travel. The aircraft is available to the CEO and the other NEOs for personal use at the expense of the NEO. On one occasion during 2010, one NEO used the aircraft for personal purposes and statutory costs were charged to that NEO. The CEO did not use the aircraft for personal purposes. We do not provide other perquisites to the NEOs such as country club memberships or financial planning services.

Compensation Discussion and Analysis	47

The Compensation Committee reviews our policies and determines whether and to what extent perquisites should be continued.

CHANGE-IN-CONTROL PROTECTION

We do not have written employment agreements with executives. Instead, each of our NEOs has change-in-control (CIC) protection that provides for severance payments and accelerated vesting or payment of equity-based incentive awards only if the change-in-control event actually occurs. We provide such protections in order to minimize disruptions during a pending or anticipated CIC. In 2010, we did not consider the amount of severance payments or the number of incentive awards subject to acceleration of vesting under the change-in-control agreements in determining the other compensation elements to which the NEOs were entitled. For a detailed description of the change-in-control provisions, refer to “Payments upon Termination or Change-in-Control” on page 57. Any CIC protection agreements executed during 2011 will not provide for tax gross-up benefits, will not include long-term incentives in determining severance amounts, and will require a “double trigger” for payment of severance provisions.

RETIREMENT AND PENSION BENEFITS

Our company provides the following retirement and pension benefits to our NEOs:

BENEFIT	BACKGROUND
Retirement Income Plan	This pension plan is available to all salaried employees of our company hired prior to July 15, 2007.
Unfunded Supplemental Benefit Plan
The Unfunded Supplemental Benefit Plan provides for benefits that are not permitted under the Retirement Income and the 401(k) Plans due to Internal Revenue Service pay and benefit limitations for qualified plans. This Plan is designed to provide retirement income benefits, as a percentage of pay, which are similar for all employees regardless of compensation levels. The Unfunded Supplemental Benefit Plan eliminates the effect of tax limitations on the payment of retirement benefits, except to the extent that it is an unfunded plan and a general obligation of our company.

Supplemental Executive Retirement Agreement (SERA)
Only Mr. James has a SERA. The effect of the SERA is to give Mr. James 1.2 years of service credit for every year he participates in the Retirement Income Plan. The purpose of the SERA is to provide an incentive and retention device. The Plan will provide Mr. James with a full career retirement benefit. After February 2011, no additional service years will be credited under his SERA.

A discussion of all retirement benefits provided to the NEOs is set forth under the heading “Retirement and Pension Benefits” on page 55.

THE ROLE OF THE CEO IN THE COMPENSATION DETERMINATION PROCESS

The CEO is responsible for conducting an annual performance evaluation of each of the other NEOs. The evaluations take into account such items, among others, as the

▪	performance of the business unit or function for which the executive officer is responsible

▪	safety, health and environmental performance

▪	effective management of our company’s natural resources

▪	adherence to our company’s mission and values

Compensation Discussion and Analysis	48

In addition, the CEO can request input from CSI regarding competitive practices. Based on the foregoing and the results of the competitive benchmarking report, the CEO makes a recommendation to the Compensation Committee for the compensation of each of the other NEOs, broken out into

▪	base salary

▪	annual performance-based bonus

▪	long-term equity-based incentive awards.

The Compensation Committee meets during the year to discuss and consider the recommendations of the CEO as well as the compensation information described above and then sets the compensation of the NEOs. The CEO participates in these meetings. While the Compensation Committee gives appropriate consideration to the information presented by the CEO, the Compensation Committee will adjust the recommendations and set the compensation for the other NEOs based on its review of the relevant compensation information and considerations.

In executive session (excluding the CEO), the Compensation Committee separately reviews the performance of the CEO and determines his compensation, including his base salary, annual performance-based bonus, and long-term equity-based incentive awards. In setting such compensation, the Compensation Committee takes into account the recommendations made by CSI. After the Compensation Committee has determined the total compensation for the CEO, the Chair of the Compensation Committee presents the CEO’s overall compensation package to the entire Board of Directors for ratification.

CONSIDERING RISK

Our compensation programs are discretionary, balanced, focused, and give considerable weight to the long-term performance of our company. Under this structure, the highest amount of compensation can only be achieved through consistent superior performance over sustained periods of time. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Likewise, the elements of compensation are balanced among current cash payments and long-term equity-based incentive awards. The Compensation Committee retains the discretion to adjust compensation for quality of performance and adherence to our company’s values.

ACCOUNTING AND TAX CONSIDERATIONS

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). In administering the compensation program for executive officers, the Compensation Committee considers the applicability of Section 162(m) of the Internal Revenue Code, the consequences under financial accounting standards, the tax consequences in our analysis of total compensation and the mix of compensation elements, base, bonus and long-term incentives. Section 162(m) prohibits public companies from taking a tax deduction for compensation that is paid to any one of certain employees in excess of one million dollars, unless the compensation qualifies as performance-based compensation within the meaning of the Internal Revenue Code. Our CEO has elected to defer any base salary in excess of $1,000,000. To preserve the deductibility of compensation, we intend that bonus payments made according to the EIP and, generally, grants of long-term incentives under our Omnibus Plan, qualify as “qualified performance-based compensation.” The Compensation Committee has the discretion to design and implement compensation elements that may not be deductible under Section 162(m) if the Compensation Committee determines that, despite the tax consequences, those elements are in our best interest to adopt.

EXPENSING OF STOCK OPTIONS. We consider the tax and financial accounting implications to our company in allocating awards among various compensation vehicles and seek to preserve the tax deduction for compensatory awards. For example, we do not issue incentive stock options (ISOs), even though ISOs provide potential tax advantages to the recipient, because of the negative tax and accounting consequences to our company.

Compensation Discussion and Analysis	49

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth, for the three most recently completed fiscal years, information concerning the compensation of our principal executive officer, principal financial officer, and our three other most highly compensated executive officers (collectively, the NEOs) employed as of December 31, 2010, determined on the basis of their total compensation for 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Donald M. James Chairman and Chief Executive Officer	2010	1,250,004	0	1,305,806	1,460,460	0	3,889,276	167,346	8,072,892
	2009	1,250,004	0	1,366,571	3,469,689	0	4,763,796	239,799	11,089,819
	2008	1,241,670	0	1,334,021	1,482,000	0	5,047,044	431,049	9,535,784
Daniel F. Sansone Executive Vice President and Chief Financial Officer	2010	512,504	0	263,420	303,660	0	548,007	33,445	1,661,036
	2009	500,004	0	284,378	713,563	0	660,490	40,715	2,199,150
	2008	495,838	0	273,645	308,058	0	679,337	86,279	1,843,157
Danny R. Shepherd Executive Vice President, Construction Materials	2010	413,338	0	243,250	281,970	0	297,065	30,490	1,266,113
	2009	400,008	0	263,347	661,089	0	499,332	36,297	1,860,073
	2008	391,674	0	253,122	285,532	0	648,608	60,887	1,693,823
Ronald G. McAbee(5) Senior Vice President, Construction Materials — West	2010	413,338	0	243,250	281,970	0	237,718	28,136	1,204,412
	2009	400,008	0	263,347	661,089	0	521,104	36,876	1,882,424
	2008	391,673	0	253,122	285,532	0	868,631	71,305	1,870,263
Robert A. Wason IV Senior Vice President, General Counsel	2010	389,174	0	156,116	179,545	0	399,882	28,126	1,152,843
	2009	377,504	0	168,250	436,746	0	500,026	33,693	1,516,219
	2008	362,504	0	136,139	153,338	0	374,835	64,192	1,091,008

(1)
Pursuant to the rules of the Securities and Exchange Commission, we have provided a grant date fair value for Stock Awards and Option Awards in accordance with the provisions of FASB ASC Topic 718. For Option Awards (including SOSARs), the fair value is estimated as of the date of grant using the Black-Scholes option pricing model, which requires the use of certain assumptions, including the risk-free interest rate, dividend yield, volatility and expected term. The risk-free interest rate is based on the yield at the date of grant of a U.S. Treasury security with a maturity period equal to or approximating the option's expected term. The dividend yield assumption is based on our historical dividend payouts. The volatility assumption is based on the historical volatility, and expectations regarding future volatility, of our common stock over a period equal to the option's expected term and the market-based implied volatility derived from options trading on our common stock. The expected term of options granted is based on historical experience and expectations about future exercises and represents the period of time that options granted are expected to be outstanding. For Performance Share Awards, the fair value is estimated on the date of grant using a Monte Carlo simulation model. We do not believe that the fair values estimated on the grant date, either by the Black-Scholes model or any other model, are necessarily indicative of the values that might eventually be realized by an executive.

(2)
No payments pursuant to the Executive Incentive Plan (EIP) were made in 2011, 2010 or 2009 for the previous year’s performance. See discussion of EIP plan under heading “Compensation Discussion and Analysis” above.

(3)
Includes only the amount of change in pension value because our company does not provide any above market earnings on deferred compensation balances. The year over year change in pension value is attributable to three primary factors which are change in accrued benefit, aging (one year closer to retirement) and actuarial assumptions. With respect to Mr. James, in 2010, the amount due to the increase in his accrued benefit is $1,561,000, to aging is $1,364,000 and to changes in actuarial assumptions (principally the discount rate) is $964,000.

(4)
Includes qualified defined contribution plans contributions, company-paid life insurance premiums, deferred stock unit dividend equivalents granted in 2010 and personal use of company automobile, as set forth in the following table. One of the NEOs used the company aircraft once for personal use in 2010.

(5)	Mr. McAbee retired from our company effective on February 1, 2011.

Executive Compensation	50

FOOTNOTE 4 BREAKOUT DETAIL OF ALL OTHER COMPENSATION

Name	Non-Qualified Thrift Plan Contributions ($)	Qualified Thrift Plan Contribution ($)	Company Paid Life Insurance Premiums ($)	DSU Dividend Equivalents ($)	Personal Use of Company Automobile ($)	Personal Use of Company Aircraft ($)	Total ($)
Don James	40,200	9,800	1,440	111,151	4,755	0	167,346
Dan Sansone	10,700	9,800	1,440	11,505	0	0	33,445
Danny Shepherd	6,734	9,800	1,440	10,833	1,233	450	30,490
Ron McAbee	6,734	9,800	1,440	10,162	0	0	28,136
Bob Wason	5,767	9,800	1,440	10,162	957	0	28,126

The following table sets forth the grants of plan-based awards in 2010 to our NEOs:

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(1) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Don James	2/11/2010	0	1,250,000	5,000,000	0	32,370	64,740	0	121,200	43.05	2,766,266
Dan Sansone	2/11/2010	0	360,500	1,442,000	0	6,530	13,060	0	25,200	43.05	567,080
Danny Shepherd	2/11/2010	0	270,400	1,082,000	0	6,030	12,060	0	23,400	43.05	525,220
Ron McAbee	2/11/2010	0	270,400	1,082,000	0	6,030	12,060	0	23,400	43.05	525,220
Bob Wason	2/11/2010	0	215,050	860,000	0	3,870	7,740	0	14,900	43.05	335,611

(1)	Exercise price was determined using the closing price of our common stock on the grant date as required under the Omnibus Plan.

(2)
Amount represents the grant date fair values for the SOSARs and PSUs calculated in accordance with FASB ASC Topic 718. The grant date fair value of $12.05 for the SOSARs was calculated using a Black-Scholes pricing model. The assumptions used to determine the value of the options include: an expected volatility of 27.58% (derived using the daily closing stock prices over a period consistent with the expected term, for the seven and one-half years ending12/31/2007, the past two years of extremely high volatility is not representative of management’s expectation of future volatility), a dividend yield of 2.00%, an interest rate of 3.15% (the rate of the U.S. constant maturity rates, as published on the federal reserve.gov site, for a period approximating the expected term) and an expected time of exercise of seven and one-half years from grant date. The grant date fair value of $40.34 for the PSUs was calculated using a Monte Carlo simulation model. Fair value was calculated on the standard grant.

Executive Compensation	51

OPTION EXERCISES AND STOCK VESTED

Certain information concerning each exercise of stock options and each vesting of stock during the fiscal year ended December 31, 2010, for each of the NEOs on an aggregate basis is set forth in the table below.

Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Don James	126,650	324,520	36,540	1,570,631
Dan Sansone	4,500	11,034	4,836	207,704
Danny Shepherd	0	0	3,704	159,022
Ron McAbee	19,000	92,112	4,353	186,964
Bob Wason	0	0	3,468	149,060

(1)	Calculated by multiplying the difference between the fair market value of our common stock on the date of exercise and the option exercise price by the number of options exercised.

(2)	Represents the Deferred Stock Units (DSUs) and the Performance Share Units (PSUs). Both DSUs and PSUs were paid 100% in stock.

(3)	Calculated by multiplying the number of units vested by the high/low average price of our common stock on the vesting date for DSUs and by the closing price of our common stock for PSUs.

DEFERRED COMPENSATION PLAN

Our Executive Deferred Compensation Plan was established in 1998 to allow executives to defer a portion of their current year’s compensation in a tax-efficient manner. We believe that providing a tax deferral plan gives our executives flexibility in tax and financial planning and provides an additional benefit at little cost to our shareholders. Our company does not make any contributions to the plan on behalf of the participants. Because our company purchases assets that mirror, to the extent possible, participants’ deemed investment elections under the plan, the only costs to our company related to the plan are administrative costs and any contributions that may be necessary to true-up account balances with deemed investment results. The plan allows executives with annual compensation (base salary and average annual short-term bonus) of $200,000 or more to defer receipt of up to 50% of base salary, up to 100% of annual cash bonus and, beginning in 2007, up to 100% (net of FICA and any applicable local taxes) of long-term incentive awards, which are not excluded from deferral eligibility by the Internal Revenue Code (or regulations thereunder), until a date selected by the participant. The amounts deferred are deemed invested as designated by participants in our company’s common stock (a “phantom stock” account) or in dollar-denominated accounts that mirror the gains or losses of the various investment options available under our company’s 401(k) plan. The plan does not offer any guaranteed return to participants.

The plan is funded by a “rabbi trust” arrangement owned by our company, which holds assets that correspond to the deemed investments of the plan participants. Participants have an unsecured contractual commitment from our company for payment when the amounts accrue. Upon the death or disability of a participant or upon a change in control of our company, all deferred amounts and all earnings related thereto will be paid to the participant or participant’s beneficiaries in a single lump sum cash payment.

Effective for deferrals made after January 1, 2007, the plan permits executives to defer PSUs and DSUs into the plan, which would, absent such deferral, be distributed to the executives. The PSU and DSU deferrals, other than described below, will be credited to the plan participant accounts in the form of phantom stock and an equal number of shares of our common stock will be deposited by our company into the rabbi trust. The only exceptions are the PSU distributions that were paid in 2007, which were distributed one-half in cash and one-half in stock, and accordingly, deferrals were proportionately allocated between the cash account and the stock account. Deferrals of long-term incentive compensation payments are invested in phantom stock of our company and may not be reallocated to an alternative investment option while in the plan.

Executive Compensation	52

The following table shows the contributions, earnings, distributions and year-end account values for the NEOs under the plan.

NONQUALIFIED DEFERRED COMPENSATION PLAN
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End (1) ($)
Don James	1,696,288	0	(732,360)	0	9,360,417
Dan Sansone	107,568	0	81,285	(132,644)	2,257,177
Danny Shepherd	71,010	0	(45,897)	0	622,015
Ron McAbee	100,471	0	(6,458)	(115,971)	591,665
Bob Wason	97,805	0	123,403	0	1,837,302

(1)
Includes both the executive contributions and the earnings on those contributions. Cash-based salary and cash annual bonus amounts contributed by the executives are included in the amounts reported in the Summary Compensation Table in the year of deferral. PSU and DSU deferrals are included as compensation in the year of the grant. Above-market earnings are not reported as our company does not provide for such earnings on deferred compensation.

Executive Compensation	53

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Certain information concerning unexercised options, stock that has not vested and equity incentive plan awards for each of the NEOs outstanding as of December 31, 2010 is set forth in the table below:

Name	OPTION AWARDS						STOCK AWARDS
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercise-able)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(11) (#)	Market Value of Shares or Units of Stock That Have Not Vested(12) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(13) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(12) ($)
Don James	2/9/2001	73,350	0		44.9000	2/9/2011	7,510(4)	333,144	8,137(8)	360,957
	2/7/2002	200,000	0		45.9500	2/7/2012	14,616(5)	648,366	59,780(9)	2,651,841
	2/13/2003	145,000	0		31.4650	2/13/2013	30,524(6)	1,354,045	64,740(10)	2,871,866
	2/12/2004	130,000	0		46.7600	2/12/2014
	2/10/2005	146,000	0		57.0950	2/10/2015
	12/8/2005	118,000	0		68.6300	12/8/2015
	1/24/2006	169,800	0		69.3100	1/24/2016
	2/8/2007	111,250	0		109.200	2/8/2017
	2/7/2008	50,000(1)	25,000		70.6900	2/7/2018
	2/12/2009	78,462(2)	156,928		47.4700	2/12/2019
	2/11/2010	0(3)	121,200		43.0500	2/11/2020
Dan Sansone	2/9/2001	14,500	0		44.9000	2/9/2011	751(4)	33,314	1,669(8)	74,037
	2/7/2002	19,000	0		45.9500	2/7/2012	1,461(5)	64,810	12,440(9)	551,838
	2/13/2003	15,000	0		31.4650	2/13/2013	3,267(6)	144,924	13,060(10)	579,342
	2/12/2004	12,000	0		46.7600	2/12/2014
	2/10/2005	14,000	0		57.0950	2/10/2015
	5/13/2005	12,000	0		54.8350	5/13/2015
	12/8/2005	51,000	0		68.6300	12/8/2015
	2/8/2007	22,040	0		109.200	2/8/2017
	2/7/2008	10,393(1)	5,197		70.6900	2/7/2018
	2/12/2009	16,135(2)	32,275		47.4700	2/12/2019
	2/11/2010	0(3)	25,200		43.0500	2/11/2020
Danny Shepherd	5/1/2002	3,000	0		46.2750	5/1/2012	2,557(6)	113,429	1,544(8)	68,492
	2/13/2003	2,200	0		31.4650	2/13/2013	3,339(7)	148,118	11,520(9)	511,027
	2/12/2004	10,000	0		46.7600	2/12/2014			12,060(10)	534,982
	2/10/2005	11,000	0		57.0950	2/10/2015
	12/8/2005	22,000	0		68.6300	12/8/2015
	2/8/2007	19,560	0		109.200	2/8/2017
	2/7/2008	9,633(1)	4,817		70.6900	2/7/2018
	2/12/2009	14,949(2)	29,901		47.4700	2/12/2019
	2/11/2010	0(3)	23,400		43.0500	2/11/2020
Ron McAbee	2/9/2001	7,500	0		44.9000	2/9/2011	751(4)	33,314	1,544(8)	68,492
	2/7/2002	15,000	0		45.9500	2/7/2012	1,461(5)	68,810	11,520(9)	511,027
	2/13/2003	11,000	0		31.4650	2/13/2013	2,557(6)	113,429	12,060(10)	534,982
	2/12/2004	15,000	0		46.7600	2/12/2014
	2/10/2005	15,000	0		57.0950	2/10/2015
	12/8/2005	30,000	0		68.6300	12/8/2015
	2/8/2007	19,560	0		109.200	2/8/2017
	2/7/2008	9,663(1)	4,817		70.6900	2/7/2018
	2/12/2009	14,949(2)	29,901		47.4700	2/12/2019
	2/11/2010	0(3)	23,400		43.0500	2/11/2020
Bob Wason	2/9/2001	16,000	0		44.9000	2/9/2011	751(4)	33,314	830(8)	36,819
	2/7/2002	16,000	0		45.9500	2/7/2012	1,461(5)	64,810	7,360(9)	326,490
	2/13/2003	11,000	0		31.4650	2/13/2013	2,557(6)	113,429	7,740(10)	343,346
	2/12/2004	10,000	0		46.7600	2/12/2014
	2/10/2005	11,000	0		57.0950	2/10/2015
	12/8/2005	22,000	0		68.6300	12/8/2015
	2/8/2007	11,380	0		109.200	2/8/2017
	2/7/2008	5,173(1)	2,587		70.6900	2/7/2018
	2/12/2009	9,875(2)	19,755		47.4700	2/12/2019
	2/11/2010	0(3)	14,900		43.0500	2/11/2020

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Options in footnotes 1 through 3 vest at a rate of 33⅓% per year in years 1–3.
(1) Options with vesting dates of 2/7/09, 2/7/10, and 2/7/11.
(2) Options with vesting dates of 2/12/10, 2/12/11, and 2/12/12.
(3) Options with vesting dates of 2/11/11, 2/11/12, and 2/11/13.

DSUs in footnotes 4 through 7 vest at the rate of 20% per year in years 6–10.
(4) DSUs with vesting dates of 3/1/07, 3/1/08, 3/1/09, 3/1/10, and 3/1/11.
(5) DSUs with vesting dates of 3/1/08, 3/1/09, 3/1/10, 3/1/11, and 3/1/12.
(6) DSUs with vesting dates of 3/1/09, 3/1/10, 3/1/11, 3/1/12, and 3/1/13.
(7) DSUs with vesting dates of 3/1/10, 3/1/11, 3/1/12, 3/1/13, and 3/1/14.

PSUs in footnotes 8–10 cliff vest 100% after a three-year performance period.
(8) PSUs with vesting date of 12/31/10.
(9) PSUs with vesting date of 12/31/11.
(10) PSUs with vesting date of 12/31/12.
(11) DSUs include dividend equivalents through 12/31/10.
(12) Based on closing price of our common stock on the New York Stock Exchange on December 31, 2010, $44.36.
(13) Vested PSUs adjusted for company performance through 12/31/2010. Unvested PSUs adjusted to maximum allowed under the agreements.

RETIREMENT AND PENSION BENEFITS

Generally most full-time salaried employees of our company that were hired prior to July 15, 2007, including all of the NEOs, participate in our company’s funded, and as appropriate, unfunded pension plans. Retirement benefits become payable as early as the date on which participants both attain age 55 and complete one year of service.

The following table provides for each named executive the number of years of credited service and the present value of accumulated benefits as of December 31, 2010 under each plan in which the executive participates. The narrative that follows this table provides a description of the material features of each plan.

PENSION BENEFITS
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Don James	Retirement Income Plan	18	883,060	0
	Supplemental Benefit Plan	18	12,881,347	0
	Supp. Executive Retirement Agreement	21 7/12	16,358,316	0
Dan Sansone	Retirement Income Plan	22 10/12	871,462	0
	Supplemental Benefit Plan	22 10/12	2,950,000	0
Danny Shepherd	Retirement Income Plan	27 8/12	1,037,532	0
	Supplemental Benefit Plan	27 8/12	1,886,544	0
Ron McAbee	Retirement Income Plan	36 11/12	1,589,686	0
	Supplemental Benefit Plan	36 11/12	4,118,370	0
Bob Wason	Retirement Income Plan	22 9/12	912,658	0
	Supplemental Benefit Plan	22 9/12	1,855,424	0

(1)
The present value of accumulated benefits are based on benefits payable at age 62, the earliest age under the plans at which benefits are not reduced, or current age if the participant is older than age 62. The following FASB ASC Topic 715 “Compensation — Retirement Benefits” (formerly SFAS No. 87), assumptions as of 12/31/2010 were used to determine the present values:

(i)	discount rate of 4.55%;

(ii)	mortality based on the RP-2000 Combined Healthy Mortality Table projected 13 years using Scale AA;

(iii)	present values for lump sums are based on projected segmented interest rates and the prescribed 2010 IRS Mortality Table;

(iv)	supplemental Executive Retirement Agreement and Supplemental Executive Retirement Plan benefits assumed to be paid as a 10 Year Term Certain Annuity; and

(v)	for the Retirement Income Plan, 40% of the 12/31/2000 benefit assumed to be paid as a lump sum, with the remainder of the accrued benefit assumed to be paid as a single life annuity.

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RETIREMENT INCOME PLAN

The Retirement Income Plan for Salaried Employees (Retirement Plan), provides benefits under a funded noncontributory defined benefit plan and covers most salaried employees, including all executive officers, hired prior to July 15, 2007. Employees hired after July 15, 2007 are covered under a 401(k) Plan that includes company matching of employee contributions and an annual discretionary profit-sharing contribution to all eligible participants. In order to attract and retain high quality employees, we believe it is necessary for our company to provide an attractive employee benefits package that includes a competitive retirement program.

The normal retirement date is defined in the Retirement Plan as the first day of the calendar month immediately following a participant’s 65th birthday; however, service continues to accrue under the Retirement Plan if the participant works beyond age 65 (subject to a maximum service cap of 40 years). The amount of benefit is based on earnings, service and the age at which a participant commences receiving a benefit. Eligible earnings under the Retirement Plan, or “Final Average Earnings,” is the average of a participant’s highest 36 consecutive months of earnings and includes base monthly salary and any awards under the EIP, as reflected in the “Salary” and “Non-equity Incentive Plan Compensation” columns of the Summary Compensation Table. Under Section 415 of the Internal Revenue Code, the maximum annual benefit allowable under the Plan for an employee retiring at age 65 in 2010 is $195,000, an amount which may change in subsequent years as determined by the Internal Revenue Service. In addition, Section 401 of the Internal Revenue Code limits the amount of a participant’s compensation that may be taken into account under the Plan to $245,000, an amount that is also subject to change by the Internal Revenue Service.

The Retirement Plan formula provides a monthly benefit equal to 0.9% of final average earnings per year of service accrued prior to age 45, plus 1.2% of final average earnings per year of service accrued after age 44, plus .5% of Final Average Earnings in excess of 50% of the Social Security Wage Base applied to all years of service. A vested participant may commence receiving early retirement benefits under the Retirement Plan as early as age 55. The amount of early retirement reduction depends on the age of a participant when active employment ceases. If active employment ceases after age 55 and retirement income commences at age 62, or later, the monthly benefit is not reduced. However, if the benefit commences prior to age 62, the monthly benefit is reduced at a rate of 7% per year for commencement between ages 55 and 62. If active employment ceases prior to age 55, the monthly benefit is actuarially reduced for commencement between ages 55 and 65.

A participant must have either five years of vested service (as defined in the Retirement Plan) or be at least age 55 with one year of service, to be vested and eligible for a benefit. The normal form of retirement benefit under the Retirement Plan for an unmarried participant is a single life annuity, which is a monthly payment for life. The normal form of retirement benefit under the Retirement Plan for a married participant is a 75% joint and survivor annuity, which is a monthly payment for the life of the participant, and thereafter 75% of that amount to the surviving spouse payable for his or her lifetime. The Retirement Plan also permits the participant to elect, with spousal consent, other annuity options and a lump sum payment for benefits accrued prior to 2001. The optional forms of payment are subject to actuarial adjustment.

UNFUNDED SUPPLEMENTAL BENEFIT PLAN

The Unfunded Supplemental Benefit Plan for Salaried Employees (Supplemental Plan), enables our company to pay any person whose pension under the Retirement Plan has been reduced as a result of the limitations imposed by Sections 401 and 415 of the Internal Revenue Code, an amount equal to the difference between the amount the person would have received under the Retirement Plan had there been no limitations and the amount the person will receive under the Retirement Plan after giving effect to the limitations.

The Supplemental Plan is unfunded and amounts payable to the employees covered thereby are considered to be general obligations of our company; however, the Supplemental Plan contains provisions that allow for the funding of a rabbi trust to improve the security of the benefit, to some extent, upon the occurrence of a CIC event (as defined in the Supplemental Plan).

The determination of the benefit amount and the payment options under the Supplemental Plan are the same as the Retirement Plan, except as follows. Effective January 1, 2007, the Supplemental Plan was amended to allow existing participants to make an election to receive supplemental pension benefits in the form of installment payments over a period of 10 years, thereby accelerating payout somewhat and minimizing to some extent the risk of future non-payment. The installment payments are actuarially equivalent to the various annuity options available under the Retirement Plan. New participants in the Supplemental Benefit Plan on or after January 1, 2007 automatically will receive their supplemental pension benefits in the form of installment payments over a period of 10 years and have no other payment options.

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SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

Mr. James is entitled to benefits under a Supplemental Executive Retirement Agreement (SERA), that provides for additional retirement benefits based on the formula in the Retirement Plan using his actual years of service multiplied by 1.2. The maximum benefit service provided by the combination of the SERA and the Retirement Plan is 40 years. The SERA is an unfunded, noncontributory defined benefit plan.

The SERA was established in 2001 as an additional retention incentive for the CEO. This program supplements the monthly retirement benefits Mr. James could receive under the Retirement Plan and the Supplemental Plan, as Mr. James was hired by our company later in his career and would not have otherwise been able to accrue the normal retirement benefit provided under those programs.

ELIGIBILITY FOR EARLY RETIREMENT

The following NEOs are currently eligible for early retirement under the following plans. Eligible under the Retirement Plan and the Supplemental Plan are Don James (age 62), Dan Sansone (age 58), Danny Shepherd (age 59) and Bob Wason (age 59). Mr. James also is eligible for early retirement under the SERA. Ron McAbee retired effective on February 1, 2011.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

This section describes and estimates payments that could be made to the NEOs under different termination and change-in-control (CIC) events. The estimated payments would be made under the terms of our company’s compensation and benefits programs or the CIC severance agreements with each of the NEOs. The amount of potential payments is calculated as if the different events occurred as of December 31, 2010 and assumes that the price of our company’s common stock is the closing market price as of December 31, 2010.

DESCRIPTION OF TERMINATION AND CHANGE-IN-CONTROL EVENTS

The following charts list different types of termination and CIC events that can affect the treatment of payments under our company’s compensation and benefit programs. These events also affect payments to the NEOs under their CIC agreements. Except for Messrs. James, Sansone and Wason, no payments are made under the CIC agreements unless, within two years of the CIC, the officer is involuntarily terminated or he voluntarily terminates for good reason (as described below). The agreements with Messrs. James, Sansone and Wason provide for a 30-day window immediately following the first anniversary of the CIC during which they may elect to terminate their employment and receive the benefits provided under the CIC agreement.

TERMINATION EVENTS

▪	Retirement or Retirement Eligible — Termination of a NEO who is at least 55 years old and has at least one year of credited service.

▪	Lay Off — Termination by our company of a NEO who is not retirement eligible.

▪	Resignation — Voluntary termination by a NEO who is not retirement eligible.

▪	Death or Disability — Termination of a NEO due to death or disability.

▪	Involuntary Termination — Termination of a NEO for cause. Cause includes individual performance below minimum performance standards and misconduct.

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The following chart describes the treatment of different pay and benefit elements in connection with the non-CIC termination events shown.

TERMINATION PAY AND BENEFITS PROGRAMS

PROGRAM	RETIREMENT/ RETIREMENT ELIGIBLE	LAY OFF (INVOLUNTARY TERMINATION NOT FOR CAUSE)	RESIGNATION	DEATH OR DISABILITY	INVOLUNTARY TERMINATION (FOR CAUSE)
Pension: • Retirement Plan • Supplemental Plan • SERA	Participant may commence benefit payment	Participant is considered Terminated Vested	Participant is considered Terminated Vested	Spouse may commence survivor benefit on or after the date that the Participant would have attained age 55	Participant may commence benefit payment or will be Terminated Vested depending on age
Executive Deferred Compensation	Payment commences the year after retirement in the form elected	Payout made the year following the year of termination in a lump sum	Payout made the year following the year of termination in a lump sum	Payment commences the year after death or disability in the form elected	Payout made the year following the year of termination in a lump sum
EIP	Eligible to receive full payment	Eligible to receive full payment	Eligible to receive full payment	Eligible to receive full payment	No payment
Stock Options / SOSARs	Full term to exercise vested options; if 62 or older, non-vested options continue to vest; noncompetition agreement may be required for exercising vested options	Non-vested options forfeited; 30 days to exercise vested options	Non-vested options forfeited; 30 days to exercise vested options	Vesting accelerated. Under death, estate has one year to exercise. Under disability, have full remaining term to exercise.	Forfeit all, vested and non-vested
DSUs	If age 62 or older, vesting is accelerated; otherwise forfeit non-vested DSUs	Non-vested are forfeited	Non-vested are forfeited	Vesting is accelerated on a pro-rata basis	Non-vested are forfeited
PSUs	Vesting is accelerated	Non-vested are forfeited	Non-vested are forfeited	Vesting is accelerated	Forfeit all, vested and non-vested
Thrift Plan	May take payment or defer until age 70½	May take payment or defer until age 70½	May take payment or defer until age 70½	Account distributed by March 1 of the following year	May take payment or defer until age 70½
401(k) and Profit Sharing Retirement Plan (eff. 7/15/07)	May take payment or defer until age 70½	May take payment or defer until age 70½	May take payment or defer until age 70½	Account distributed by March 1 of the following year	May take payment or defer until age 70½
Supplemental Thrift Plan	May take payment or defer until age 70½	May take payment or defer until age 70½	May take payment or defer until age 70½	Account distributed by March 1 of the following year	May take payment or defer until age 70½
Severance Benefits	None	None	None	None	None
Health Benefits	May continue to age 65 if age + service equals at least 70	Coverage ceases; eligible for coverage extension under COBRA	Coverage ceases; eligible for coverage extension under COBRA	Under age 55, 3 months spousal extension, then COBRA; over age 55, same as retiree	Under age 55, same as resignation; over age 55, same as retiree

CIC-RELATED EVENTS

▪	A CIC occurs under our certain of our company’s compensation plans upon:

(i)
acquisition by any person or group of more than 50% of the total fair market value or voting power of our common stock. A transfer or issuance of our stock is counted only if the stock remains outstanding after the transaction. An increase in stock ownership as a result of the company’s acquisition of its own stock in exchange for property is counted for purposes of the change in ownership standard; or

(ii)	(a) acquisition by a person or group during a 12-month period of stock possessing 30% of the total voting power of our stock, or

Executive Compensation	58

(b) replacement of a majority of our Board of Directors during any 12-month period by directors not endorsed by a majority of the members of our Board prior to the date of the appointment or election; or

(iii)
acquisition by a person or group during a 12-month period of assets from our company having a total gross fair market value of 40% of the total gross fair market value of our assets immediately prior to such acquisition. An exception exists for a transfer of our assets to a shareholder controlled entity, including transfer to a person owning 50% or more of the total value or voting power of our shares.

▪
For purposes of our CIC agreements and certain of our other compensation plans, a CIC is defined as: (a) the acquisition by a person or group of 20% or more of the then outstanding common stock or voting securities of our company; or (b) a change in the majority of members of the Board of Directors; or (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our company’s assets unless our company’s shareholders before such business combination or sale own more than 60% of the outstanding common stock following the business combination or sale.

▪
Involuntary CIC Termination or Voluntary CIC Termination for Good Reason — Employment is terminated within two years of a CIC, other than for cause, or the employee voluntarily terminates for Good Reason.

“Good reason” for voluntary termination within two years of a CIC is generally satisfied when there is a reduction in salary, incentive compensation opportunity or benefits, relocation of over 35 miles or a diminution in duties and responsibilities.

The following table describes treatment of payments under pay and benefit programs upon a CIC, and upon a termination (voluntary or involuntary) upon a CIC.

CHANGE IN CONTROL (CIC) PAY AND BENEFITS PROGRAMS

PLAN OR PROGRAM	CIC	CIC WITH TERMINATION (OTHER THAN CAUSE)
Pension: • Retirement Plan • Supplemental Plan • SERA	No impact	Service ceases except to the extent that additional service is provided under the terms of the CIC agreements
Executive Deferred Compensation Plan	Accelerate all deferred amounts and pay lump sum within 10 business days	Accelerate all deferred amounts and pay lump sum within 10 business days
EIP
The amount paid will be equal to the greater of (A) the average bonus during the three preceding years, (B) the target bonus, or (C) the bonus determined under the Plan for the year in which the CIC occurs

The amount paid will be equal to the greater of (A) the average bonus during the three preceding years, (B) the target bonus, or (C) the bonus determined under the Plan for the year in which the CIC occurs

Stock Options / SOSARs	Immediately deemed fully vested and exercisable; remaining term to exercise	Immediately deemed fully vested and exercisable; remaining term to exercise
DSUs	All immediately deemed non-forfeitable; pay on 90th day following the CIC	All immediately deemed non-forfeitable; pay on 90th day following the CIC
PSUs	Vesting is accelerated; pay within 2½ months after end of the year in which the CIC occurs	Vesting is accelerated; pay within 2½ months after end of the year in which the CIC occurs
Thrift Plan	No impact	Service ceases except to the extent that additional service is provided under the terms of the CIC agreements. Participant entitled to distribution
401(k) and Profit Sharing Retirement Plan (eff. 7/15/07)	No impact	Service ceases except to the extent that additional service is provided under the terms of the CIC Agreements. Participant is entitled to distribution
Supplemental Thrift Plan	No impact	Participant entitled to distribution
Severance Benefits	No impact	Payment is 3 times the NEOs annual base salary, short-term bonus and LTI amount For agreements executed during 2011 only, payment is 3 times NEOs annual base salary and short-term bonus
Health Benefits	No impact	3 year coverage extension

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POTENTIAL PAYMENTS

This section describes and estimates payments that would have become payable to the NEOs upon a termination or change-in-control as of December 31, 2010.

PENSION BENEFITS

The monthly amounts that would have become payable to our NEOs if the termination event occurred as of December 31, 2010 under the Retirement Plan, the Supplemental Plan, and the SERA are itemized in the chart set forth below. The amounts shown in the chart are monthly benefit amounts whereas the pension values shown in the Summary Compensation and Pension Benefits Tables are present values of all the monthly values anticipated to be paid over the lifetimes of our NEOs and their spouses in the event of their death while actively employed. These plans are described in the notes following the Pension Benefits Table. All the NEOs were retirement eligible on December 31, 2010. The benefits were determined using the same assumptions used to compute benefit values in the Pension Benefit Table with three exceptions. First, the benefit payments were assumed to commence as soon as possible following December 31, 2010, instead of at normal retirement. Second, approximate early retirement reductions were applied. Finally, the benefits were not adjusted to reflect optional forms of payment. All benefits are the amounts that would be paid monthly over the NEOs life, except for the value of CIC enhanced benefits which would be paid in a lump sum.

PENSION BENEFITS TABLE

Name		Retirement (Monthly Payments) ($)	Resignation or Involuntary Retirement (monthly payments) ($)	Death (monthly payments to a spouse) ($)	CIC (Value of Enhanced Benefits)(1) ($)
Don James	Retirement Plan	5,622	Same as Retirement	3,654	0
	Supplemental Plan	96,476	Same as Retirement	62,709	2,773,979
	SERA	122,517	Same as Retirement	79,636	3,328,774
	Defined Contribution	0	None	0	150,000
Dan Sansone	Retirement Plan	4,973	Same as Retirement	3,232	0
	Supplemental Plan	19,375	Same as Retirement	12,594	1,878,345
	Defined Contribution	0	None	0	61,500
Danny Shepherd	Retirement Plan	6,132	Same as Retirement	3,986	0
	Supplemental Plan	12,922	Same as Retirement	8,399	1,216,878
	Defined Contribution	0	None	0	49,602
Ron McAbee	Retirement Plan	10,640	Same as Retirement	6,916	0
	Supplemental Plan	32,201	Same as Retirement	20,931	563,718
	Defined Contribution	0	None	0	49,602
Bob Wason	Retirement Plan	5,386	Same as Retirement	3,501	0
	Supplemental Plan	12,664	Same as Retirement	8,232	1,250,011
	Defined Contribution	0	None	0	46,701

(1)
Value of retirement and defined contribution enhancements is payable in lump sum in the event of a CIC. In accordance with CIC agreements, lump-sum values for Supplemental Plan and SERA pension benefits are based upon credit for three years of service for each named executive, except for Mr. James, who would receive credit for 6.6 years of service. The defined contribution amounts represent three years of company matching contributions for each executive.

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LONG-TERM INCENTIVES

DEFFERED STOCK UNITS (DSUs)

The chart below shows the number of DSUs for which vesting would be accelerated under certain events.

	RETIREMENT		CIC (WITH OR WITHOUT TERMINATION)
Name	Number of Deferred Stock Units with Accelerated Vesting	Total Number of Deferred Stock Units Following Accelerated Vesting	Number of Deferred Stock Units with Accelerated Vesting	Total Number of Deferred Stock Units Following Accelerated Vesting
Don James	0	0	52,650	52,650
Dan Sansone	0	0	5,479	5,479
Danny Shepherd	0	0	5,896	5,896
Ron McAbee	4,769	4,769	4,769	4,769
Bob Wason	0	0	4,769	4,769

PERFORMANCE SHARE UNITS (PSUs)

The chart below shows the number of PSUs for which vesting would be accelerated under certain events. Unvested PSUs were adjusted to the maximum allowed under the agreements because the performance was unknown at December 31, 2010.

	RETIREMENT		CIC (WITH OR WITHOUT TERMINATION)
Name	Number of Performance Share Units with Accelerated Vesting	Total Number of Performance Share Units Following Accelerated Vesting	Number of Performance Share Units with Accelerated Vesting	Total Number of Performance Share Units Following Accelerated Vesting
Don James	61,433	69,570	124,520	132,657
Dan Sansone	12,646	14,315	25,500	27,169
Danny Shepherd	11,700	13,244	23,580	25,124
Ron McAbee	23,580	25,124	23,580	25,124
Bob Wason	7,487	8,317	15,100	15,930

STOCK OPTIONS AND SOSARs

Stock options and SOSARs would be treated as described in the termination and CIC charts above. The chart below shows the number of stock options for which vesting would be accelerated under certain events.

	RETIREMENT		CIC (WITH OR WITHOUT TERMINATION)
Name	Number of Options with Accelerated Vesting	Total Number of Options Following Accelerated Vesting	Number of Options with Accelerated Vesting	Total Number of Options Following Accelerated Vesting
Don James	170,019	1,391,881	303,128	1,524,990
Dan Sansone	35,114	221,182	62,672	248,740
Danny Shepherd	32,551	124,893	58,118	150,460
Ron McAbee	58,118	195,760	58,118	195,760
Bob Wason	20,724	133,152	37,242	149,670

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EXECUTIVE DEFERRED COMPENSATION PLAN

The aggregate balances reported in the Nonqualified Deferred Compensation Plan Table would be payable to the NEOs as described in the termination events and CIC-Related Events chart above. There is no enhancement or acceleration of payments under these plans associated with termination or CIC events, other than the lump sum payment opportunity described in the above charts. The lump sums that would be payable are those that are reported in the Nonqualified Deferred Compensation Plan Table.

HEALTH BENEFITS

Because Messrs. James, Sansone, McAbee, Shepherd and Wason are eligible for early retirement and health care benefits are provided to early retirees, there is no incremental payment associated with the termination or CIC events.

SEVERANCE BENEFITS

Our company has previously entered into individual CIC agreements with each of our NEOs. In addition to the treatment of the benefits described above, our NEOs are entitled to a severance benefit, if within two years of a CIC they are involuntarily terminated, without cause or they voluntarily terminate for Good Reason. Further, Messrs. James, Sansone and Wason may elect to voluntarily terminate their employment during the 30 days following the first anniversary of a CIC, and receive severance benefits. In any case, benefits are not paid unless the NEO releases us from any claims he may have against us.

The CIC severance payment is three times the NEO’s base annual salary, short-term bonus, and LTI amount, as each is defined in the CIC agreements, and includes the continuation of health, medical and other fringe benefits for a period of two years following termination. If any portion of the severance payment is an “excess parachute payment,” as defined under Internal Revenue Code Section 280G, we will pay on behalf of the NEO an additional amount to make the NEO whole for golden parachute tax liability — a “280G tax gross-up.”  The Compensation Committee has determined that any new CIC agreements that may be executed during 2011 will not include the following provisions: modified single trigger payment of severance amounts, inclusion of long-term incentive value in severance calculation or tax gross-ups.

The table below reflects an estimate of the severance payments that would be made to our NEOs if they were terminated as of December 31, 2010 in connection with a CIC.

Name	Severance Amount ($)
Don James	15,601,250
Dan Sansone	4,412,000
Danny Shepherd	3,649,600
Ron McAbee	3,649,600
Bob Wason	2,876,950

The table below reflects an estimate of the value of 280G tax gross-up amounts due and payable to the Internal Revenue Service in connection with a CIC that results in severance payments.

Name	280G Tax Gross-Up(1) ($)
Don James	0(2)
Dan Sansone	2,863,710
Danny Shepherd	2,500,060
Ron McAbee	1,793,577
Bob Wason	1,851,763

(1)	Based on payment of equity components of compensation valued at $44.36 per share, the reported fair market value of our company’s common stock as of December 31, 2010.

(2)	No 280G tax gross-up is triggered as the estimated severance amount is not in excess of the IRS cap.

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DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, our company considers the significant amount of time that directors expend on fulfilling their duties to our company, as well as the limited pool of, and competition among public companies for, well-qualified Board members. Additional amounts are paid to committee chairs in recognition of the substantial responsibilities of the chair. Directors are subject to a minimum share ownership requirement. Within five years of becoming a director, each director is required to own at least 5,000 shares of our company’s common stock. Shares or units held by a director under a deferred compensation plan are included in calculating the director’s ownership.

CASH COMPENSATION PAID TO BOARD MEMBERS. Members of the Board who are not employees of our company are paid a retainer of $45,000 per year, plus the following fees:

▪	$ 5,000 Board meeting fee for in-person attendance;

▪	$ 3,000 Committee meeting fee for in-person attendance;

▪	$ 1,500 Board and committee fees for telephonic meetings or actions by written consent;

▪	$ 20,000 Audit Committee chair retainer fee;

▪	$ 10,000 Compensation Committee chair retainer fee;

▪	$ 5,000 Retainer fee for all other committee chairs; and

▪	$ 1,500 Presiding Director fee per meeting.

DEFERRED COMPENSATION PLAN. We maintain a Deferred Compensation Plan for directors who are not employees of our company (Directors’ Deferred Compensation Plan), under which such directors are permitted to defer the cash compensation to which they are entitled for specified periods or until they cease to be directors. The deferred amounts, at the election of the director, are either: (i) credited with interest at prescribed rates; or (ii) converted into a number of DSUs equivalent to the number of shares of our company’s common stock (based on the market price at the time of deferral) that could be purchased with the amount deferred. Whenever a dividend is paid on our common stock, the DSU accounts are credited with an additional number of stock units corresponding to the amount of the dividend. At the end of the deferral period, the DSUs are settled in shares of our company’s common stock, and interest-based deferrals are settled in cash. The Directors’ Deferred Compensation Plan also provides for a lump-sum settlement of a director’s deferred compensation account in stock or cash, as applicable, if following a Change of Control (as defined in the Directors’ Deferred Compensation Plan): (i) the participating director ceases to be a member of the Board; (ii) the Directors’ Deferred Compensation Plan is terminated; or (iii) our company’s capital structure is changed materially. The Directors’ Deferred Compensation Plan was approved by our company’s shareholders in 1993.

DEFERRED STOCK UNITS. Equity-based grants are awarded to our non-management directors on an annual basis. These grants represent a significant portion of their compensation package. We believe that equity grants promote a greater alignment of interests between our directors and our shareholders through increasing their ownership of our common stock. Further, we believe that equity grants support our ability to attract and retain qualified individuals to serve as directors of our company by affording them an opportunity to share in our future success.

In June 2010, 1,803 DSUs were granted to each non-management director pursuant to the Omnibus Plan, which was approved by our shareholders in 2006. These units become nonforfeitable on the third anniversary of the grant; however, payment is deferred until the director ceases to serve on the Board or a CIC occurs. The DSUs are an unfunded, unsecured obligation of our company, and no shares have been set aside for these grants. The non-management directors have no right to receive the DSUs until the restrictions imposed either lapse or are waived. Generally, the restrictions expire when the non-management director ceases to be a director because of retirement (age 70 or above), death, disability or a CIC. However, the Compensation Committee, subject to Board approval, may waive restrictions in the event the non-management director fails to remain a director for any reason other than retirement at the mandatory age, death or disability. During the period the shares are restricted, the non-management directors have no right to vote the shares. Dividend equivalents are credited as additional DSUs quarterly when dividends are paid on our stock. The DSUs are settled in shares of our common stock when the restrictions expire.

Director Compensation	63

In prior years, grants to our directors were made under the Restricted Stock Plan for Non-employee Directors or the Deferred Stock Plan for Non-employee Directors. No further grants will be made under either of these plans.

DIRECTOR SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid by our company to non-employee directors for the fiscal year ended December 31, 2010.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Philip J. Carroll	104,000	89,771	0	0	0	6,923	200,694
Phillip W. Farmer	112,500	89,771	0	0	0	7,170	209,441
H. Allen Franklin	99,000	89,771	0	0	0	11,269	200,040
Ann McLaughlin Korologos	85,000	89,771	0	0	0	5,162	179,933
Douglas J. McGregor	103,500	89,771	0	0	0	16,552	209,823
James V. Napier	97,000	89,771	0	0	0	8,375	195,146
Richard T. O’Brien	92,500	89,771	0	0	0	2,900	185,171
James T. Prokopanko	84,500	89,771	0	0	0	904	175,175
Donald B. Rice	103,500	89,771	0	0	0	13,284	206,555
Vincent J. Trosino	95,500	89,771	0	0	0	8,880	194,151
Kathleen Wilson-Thompson	88,000	89,771	0	0	0	904	178,675

(1)
Donald M. James, Chief Executive Officer and Chairman of the Board, is not included in this table as he is an employee of our company and receives no additional compensation for his service as a director. Mr. James’ compensation is shown in the Summary Compensation Table on page 50.

(2)
This column represents the accounting expense for the awards granted in 2010; therefore, the values shown here are not representative of the amounts that may eventually be realized by a director. Pursuant to the rules of the SEC, we have provided a grant date fair value for stock awards in accordance with the provisions of FASB ASC Topic 718. For DSUs, the fair value is estimated on the date of grant based on the closing market price of our stock on the grant date. At December 31, 2010, the aggregate number of restricted stock units and DSUs accumulated on account for all years of service, including dividend equivalent units, were:

Name	Units
Philip J. Carroll	7,915
Phillip W. Farmer	7,587
H. Allen Franklin	12,327
Ann McLaughlin Korologos	6,026
Douglas J. McGregor	17,690
James V. Napier	8,929
Richard T. O’Brien	3,842
James T. Prokopanko	1,825
Donald B. Rice	11,093
Vincent J. Trosino	7,901
Kathleen Wilson-Thompson	1,825

(3)
None of our directors received perquisites or other personal benefits in excess of $10,000. The amounts set forth in this column represent the accounting expense for the dividend equivalents earned in 2010 by our directors for outstanding equity awards which earn dividend equivalents.

Director Compensation	64

GENERAL INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, each of our directors and executive officers, and any beneficial owner of more than 10% of our common stock, is required to file with the SEC initial reports of beneficial ownership of our common stock and reports of changes in beneficial ownership of our common stock. Such persons also are required by SEC regulations to furnish us with copies of all such reports. Based solely on our review of the copies of such reports furnished to us for the year ended December 31, 2010, and on the written representations made by our directors and executive officers that no other reports were required, we believe that during the year ended December 31, 2010 all reports were filed in a timely manner.

SHAREHOLDER PROPOSALS FOR 2012

To be eligible for consideration for inclusion in our proxy statement and form of proxy for our 2012 annual meeting, a shareholder’s proposal must be received by us at our principal office no later than December 3, 2011. Proposals should be addressed to Jerry F. Perkins Jr., Secretary, 1200 Urban Center Drive, Birmingham, Alabama 35242. Proposals received after that date will be considered untimely and will not be eligible for inclusion in the 2011 proxy statement. If a shareholder desires to bring a matter before our annual meeting and the matter is submitted outside the process of Securities Exchange Act Rule 13a-8, including with respect to nominations for election as directors, the shareholder must follow the procedures set forth in our by-laws. Our by-laws provide generally that shareholder proposals and director nominations to be considered at an annual meeting may be made by a shareholder only if (1) the shareholder is a shareholder of record and is entitled to vote at the meeting, and (2) the shareholder gives timely written notice of the matter to our corporate secretary. To be timely, a shareholder’s notice must be received at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by our company. The notice must set forth the information required by the provisions of our by-laws dealing with shareholder proposals and nominations of directors.

VULCAN MATERIALS COMPANY

JERRY F. PERKINS, JR.
Secretary

1200 Urban Center Drive
Birmingham, Alabama 35242
April 1, 2011

General Information	65

APPENDIX A

VULCAN MATERIALS COMPANY
AMENDED AND RESTATED OMNIBUS LONG-TERM INCENTIVE PLAN

SECTION 1.           PURPOSE:  The purpose of the Vulcan Materials Company Amended and Restated Omnibus Long-Term Incentive Plan is to provide certain employees of Vulcan Materials Company and its Affiliates (as hereinafter defined) and members of the Board (as hereinafter defined) with the opportunity to receive stock-based and other long-term incentive grants in order to attract and retain qualified individuals and to align their interests with those of shareholders.

SECTION 2.           EFFECTIVE DATE:  This Plan became effective upon the approval of the shareholders at the Annual Meeting held on May 12, 2006 with the provision for additional shares in Section 5(a) becoming effective upon the approval of the shareholders at the Annual Meeting to be held on May 13, 2011.  Unless sooner terminated as provided herein, the Plan shall terminate ten years from May 12, 2006.  After the Plan is terminated, no future Awards may be granted under the Plan, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions.

SECTION 3.           DEFINITIONS:  As used in this Plan, unless the context otherwise requires, each of the following terms shall have the meaning set forth below.

(a)	“Affiliate” shall mean any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

(b)
“Award” shall mean a grant of an Option, SAR, Restricted Stock Award, Performance Award, or Other Stock Award pursuant to the Plan, which may, as determined by the Committee, be in lieu of other compensation owed to a Participant.

(c)
“Award Agreement” shall mean an agreement, either in written or electronic format, in such form and with such terms and conditions as may be specified by the Committee, which evidences the terms and conditions of an Award.

(d)	“Board of Directors” or “Board” shall mean the board of directors of the Company.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any references to a particular section of the Code shall be deemed to include any successor provision thereto.

(f)
“Committee” shall mean the Compensation Committee or such other committee of the Board of Directors, which shall consist solely of two or more directors who are (i) “outside directors” within the meaning of Section 162(m) of the Code and (ii) “non-employee directors” within the meaning of Securities and Exchange Commission Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, or any such successor provision thereto.

(g)	“Company” shall mean Vulcan Materials Company, a New Jersey corporation.

(h)	“Eligible Employee” shall mean an employee of the Company or any Affiliate.

(i)
“Exercise Price” shall mean, as determined by the Committee, the purchase price per share of Shares issuable upon the exercise of an Option or the value used to determine the amount payable upon the exercise of an SAR, which amount, except in the case of Substitute Awards, shall not be less than the Fair Market Value of a Share on the date such Award is granted.

(j)
“Fair Market Value” shall mean, unless otherwise determined by the Committee, the closing stock price for a Share as reported on a national securities exchange if the Shares are then being traded on such an exchange.  If no closing price was reported for such date, the closing price on the last preceding day on which such a price was reported shall be used.

(k)	“Incentive Stock Option” shall mean an Option which is intended to meet the requirements set forth in Section 422 of the Code and which only Eligible Employees are eligible to receive.

(l)	“Maximum Share Amount” shall mean 300,000 Shares.

(m)	“Net Earnings” shall mean the Company’s earnings from continuing operations excluding unusual items and after taxes.

(n)	“Nonqualified Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

Amended and Restated Omnibus Long-Term Incentive Plan	A-1

APPENDIX A

(o)	“Option” shall mean the right to purchase a Share granted pursuant to Section 8, which may take the form of either an Incentive Stock Option or a Nonqualified Stock Option.

(p)
“Other Stock Award” shall mean an Award of Shares or Awards that are valued in whole or in part, or that are otherwise based on, Shares, including but not limited to dividend equivalents or amounts which are equivalent to all or a portion of any federal, state, local, domestic, or foreign taxes relating to an Award, which may be payable in Shares, cash, other securities, or any other form of property as the Committee shall determine, subject to the terms and conditions set forth by the Committee and granted pursuant to Section 12.

(q)	“Participant” shall mean an Eligible Employee or member of the Board selected by the Committee to receive Awards under the Plan.

(r)	“Performance Awards” shall mean Awards of Performance Shares or Performance Units.

(s)	“Performance Goal” shall mean Net Earnings of greater than zero during a Performance Award’s Performance Period as referenced in Section 7.

(t)	“Performance Period” shall mean a period of at least 12 months established by the Committee pursuant to Section 11.

(u)
“Performance Share” shall mean an Award denominated in Shares, which is earned during a specified period subject to the terms and conditions as determined by the Committee and granted pursuant to Section 11.

(v)
“Performance Unit” shall mean an Award denominated in units having a value in dollars or such other currency, as determined by the Committee, which is earned during a specified period subject to the terms and conditions as determined by the Committee and granted pursuant to Section 11.

(w)	“Plan” shall mean the Vulcan Materials Company 2006 Omnibus Long-Term Incentive Plan, as amended and restated from time to time.

(x)	“Restricted Stock” shall mean an Award of Shares, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 10.

(y)	“Restricted Stock Award” shall mean an Award consisting of Restricted Stock or Restricted Stock Units.

(z)
“Restricted Stock Unit” shall mean an Award consisting of a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash or Shares, and representing an unfunded and unsecured obligation of the Company, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 10.

(aa)	“Shares” shall mean shares of common stock, $1.00 par value, of the Company.

(bb)
“Stock Appreciation Right” or “SAR” shall mean an Award, which represents the right to receive the difference between the Fair Market Value of a Share on the date of exercise and an Exercise Price, payable in cash or Shares, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 9.

(cc)
“Substitute Award” shall mean an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.  No Substitute Award shall be granted that would cause an Award that is subject to or becomes subject to Section 409A to fail to satisfy the requirements of Section 409A.

SECTION 4.           ADMINISTRATION:  Subject to the express provisions of this Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to designate Participants and determine the terms and conditions of Awards, including but not limited to the type of Award, vesting schedule (notwithstanding  any limitations set forth in Sections 8, 9, 10, and 12), treatment upon termination of employment, and other terms and conditions deemed appropriate, and to make all other determinations deemed necessary or advisable for the administration of the Plan.  In exercising its discretion to the extent permissible under the express provisions of this Plan, the Committee may use such objective or subjective factors as it determines to be appropriate in its sole discretion.  The determinations of the Committee pursuant to its authority under the Plan shall be conclusive and binding.  The Committee may delegate to one or more officers of the Company the authority, subject to the terms and conditions as the Committee shall determine, to grant Awards to employees who are not members of the Board or officers within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.

Amended and Restated Omnibus Long-Term Incentive Plan	A-2

APPENDIX A

SECTION 5.          SHARES AVAILABLE FOR AWARDS:

(a)	Subject to adjustment as provided in Section 5(g), the maximum number of Shares available for issuance under the Plan shall be 11,900,000.

(b)
For purposes of determining the number of Shares to be counted against the maximum Share limit set forth in Section 5(a), each Share subject to an Award of Options or SARs shall be counted against such limit as one (1) Share, and each Share subject to a Restricted Stock Award, Performance Share Award, or Other Stock Award shall be counted against such limit as one and eight-tenths (1.8) Shares.

(c)
If any Shares are subject to an Award that is forfeited, settled in cash, or expires, any such unissued Shares covered by such Award shall again be available for issuance under the Plan.  Shares not issued as the result of the net exercise of an SAR, Shares tendered by the Participant or retained by the Company as full or partial payment to the Company for the purchase of an Award or to satisfy tax withholding obligations in connection with an Award, or Shares repurchased on the open market with the proceeds from the payment of an Exercise Price of an Option shall not again be available for issuance under the Plan.

(d)
Unless otherwise determined by the Committee, Awards that are designed to operate in tandem with other Awards shall not be counted against the maximum number of Shares available under Section 5(a) to the extent there otherwise would be double counting.

(e)
Notwithstanding the foregoing, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate number of Shares stated in Section 5(a), subject to adjustment as provided in Section 5(g) to the extent that such adjustment does not affect the ability to grant or the qualification of Incentive Stock Options under the Plan.  The aggregate Fair Market Value (determined as of the date of grant) of the Shares for which all Incentive Stock Options granted to any one Participant may become exercisable for the first time in any one calendar year shall not exceed $100,000.  If two or more Options designated as Incentive Stock Options first become exercisable in the same calendar year, the $100,000 limit shall be applied to the Options in the order in which they were granted, and any Shares whose value exceeds the limit shall be deemed to be covered by a Nonqualified Stock Option.

(f)
Any Shares issued under the Plan shall consist, in whole or in part, of authorized and unissued Shares, Shares purchased in the open market or otherwise, Shares in treasury, or any combination thereof, as the Committee or, as appropriate, the Board may determine.

(g)
In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or similar corporate transaction, as determined by the Committee, the Committee shall, in such manner as it may deem equitable and to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust the number and type of Shares available for Awards under the Plan, the number and type of Shares subject to outstanding Awards, and the Exercise Price with respect to any Award; provided, however, that any fractional Share resulting from an adjustment pursuant to this Section 5(g) shall be rounded to the nearest whole number.  The Committee shall not make any adjustment pursuant to this Section 5(g) that would cause an Award that is subject to or becomes subject to Section 409A to fail to satisfy the requirements of Section 409A.

SECTION 6.           ELIGIBILITY: The Committee from time to time may designate which Eligible Employees and members of the Board shall become Participants under the Plan.

SECTION 7.           CODE SECTION 162(m) PROVISIONS:

(a)
Notwithstanding any other provision of the Plan, if the Committee determines at the time an Award is made to a Participant that such Participant is or may be as of the end of the Company’s tax year in which the Company would claim a tax deduction in connection with the Award, a Covered Employee (as that term is defined in Section 162(m) of the Code), the Committee may provide, in writing, that this Section 7 is applicable to such Award under such terms and conditions as the Committee may specify.

(b)
Notwithstanding any other provision of the Plan other than Section 5(g), if the Committee provides that this Section 7 is applicable to a particular Award of Options or SARs, no Participant shall receive such an Award or Awards with respect to more than a number of Shares in the aggregate equal to the Maximum Share Amount multiplied by four (4) within any fiscal year of the Company, provided, however, that the limitations set forth in

Amended and Restated Omnibus Long-Term Incentive Plan	A-3

APPENDIX A

this Section 7(b) shall be subject to adjustment under Section 5(g) of the Plan only to the extent that such adjustment does not affect the status of any Award intended under this Section 7(b) to qualify as “performance based compensation” under Section 162(m) of the Code.  If an Option is granted in tandem with a SAR, such that exercise of the Option or SAR with respect to one Share cancels the tandem Option or SAR, respectively, with respect to such Share, the tandem Option and SAR with respect to such Share shall be counted as covering only one Share for purposes of applying the limitation set forth in this Section 7(b).

(c)
Notwithstanding any other provision of the Plan other than Section 5(g), if the Committee provides that this Section 7 is applicable to particular Performance Awards, upon the attainment of the Performance Goal for such Awards within any given fiscal year of the Company, each Participant shall be deemed to have earned a payment equal to the Maximum Share Amount or such lesser amount the Committee determines in its discretion, payable in cash or Shares (or a combination thereof), where the Maximum Share Amount shall equal the Fair Market Value of the such Shares as of the date of grant in the case of Awards of Performance Units; provided, however, that such Maximum Share Amount shall be multiplied by a number not to exceed four (4), as specified by the Committee at the time such Awards are granted, to adjust for the grant frequency of such Awards; provided further that the limitations set forth in this Section 7(c) shall be subject to adjustment under Section 5(g) of the Plan only to the extent that such adjustment does not affect the status of any Award intended under this Section 7(c) to qualify as “performance based compensation” under Section 162(m) of the Code.

(d)
Prior to the payment of any Award subject to this Section 7 (other than Options and SARs), the Committee shall verify in writing as prescribed by Section 162(m) of the Code or the regulations thereunder that the Performance Goal was achieved.

(e)
The Committee shall have the authority to impose such other restrictions on Awards subject to this Section 7 as it may deem necessary or appropriate to ensure that such Awards meet the requirements for “performance based compensation” under Section 162(m) of the Code; provided, however, that the Committee may provide in a particular Performance Award’s Award Agreement for the waiver of the achievement of the Performance Goal for certain events, including but not limited to death, disability, or a change in ownership or control of the Company.

SECTION 8.            OPTIONS:  Subject to the terms and conditions of the Plan, the Committee may grant to Participants Options on such terms and conditions as the Committee may prescribe in such Option’s Award Agreement, including, but not limited to, specification of the Exercise Price; a vesting schedule, under which Options shall vest over no less than three years from the date of grant; term of the Option, which shall not be longer than ten years; method of payment of the Exercise Price; treatment upon termination of employment or service of the Participant; and other terms and conditions that the Committee may deem appropriate.

SECTION 9.            STOCK APPRECIATION RIGHT:  Subject to the terms and conditions of the Plan, the Committee may grant to Participants SARs on such terms and conditions as the Committee may prescribe in such SAR’s Award Agreement, including, but not limited to, specification of the Exercise Price; a vesting schedule, under which SARs shall vest over no less than three years from the date of grant; term of the SAR, which shall not be longer than ten years; form of payment; treatment upon termination of employment or service of the Participant; and other terms and conditions that the Committee may deem appropriate.

SECTION 10.          RESTRICTED STOCK AWARD:  Subject to the terms and conditions of the Plan, the Committee may grant to Participants Restricted Stock Awards on such terms and conditions as the Committee may prescribe in such Restricted Stock Award’s Award Agreement, including, but not limited to, a vesting schedule, under which Restricted Stock Awards shall vest over no less than three years from the date of grant; purchase price, if any; deferrals allowed or required; treatment upon termination of employment or service of the Participant; and other terms and conditions that the Committee may deem appropriate.

SECTION 11.          PERFORMANCE AWARDS:  Subject to the terms and conditions of the Plan, the Committee may grant to Participants Performance Awards on such terms and conditions as the Committee may prescribe in such Performance Award’s Award Agreement, including, but not limited to, the Performance Period; performance criteria; treatment upon termination of employment or service of the Participant; and other terms and conditions that the Committee may deem appropriate.

Amended and Restated Omnibus Long-Term Incentive Plan	A-4

APPENDIX A

SECTION 12.          OTHER STOCK AWARDS:  Subject to the terms and conditions of the Plan, the Committee may grant to Participants Other Stock Awards on such terms and conditions as the Committee may prescribe in such Other Stock Award’s Award Agreement, including, but not limited to, a vesting schedule, under which Other Stock Awards shall vest over no less than three years from the date of grant; purchase price, if any; deferrals allowed or required; treatment upon termination of employment or service of the Participant; and other terms and conditions that the Committee may deem appropriate.

SECTION 13.          PROHIBITION ON REPRICING:  The Committee shall not reduce the Exercise Price of any outstanding Option or SAR, whether through amendment, cancellation, replacement, or any other means, without the approval of shareholders.  This Section 13 shall not be construed to apply: (i) to Substitute Awards; or (ii) to an adjustment made pursuant to Section 5(g) of the Plan.  The Committee shall not reduce the Exercise Price of any outstanding Option or SAR pursuant to this Section 13 if such action would cause an Award that is subject to or becomes subject to Section 409A to fail to satisfy the requirements of Section 409A.

SECTION 14.          WITHHOLDING:  The Committee may make such provisions and take such steps as it may deem necessary and appropriate for the withholding of any taxes that the Company is required by law or regulation of any governmental authority, whether federal, state, local, domestic, or foreign, to withhold in connection with the grant, exercise, payment, or removal of restrictions of an Award, including, but not limited to, requiring the Participant to remit to the Company an amount sufficient to satisfy such withholding requirements in cash or Shares or withholding cash or Shares due or to become due with respect to the Award at issue. The Participant shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant incurs by failing to make timely payments of tax.

SECTION 15.          POSTPONEMENT OF ISSUANCE AND DELIVERY:  The issuance and delivery of any Shares under this Plan may be postponed by the Company for such period as may be required to comply with any applicable requirements under any applicable listing requirement of any national securities exchange or any law or regulation applicable to the issuance and delivery of Shares, and the Company shall not be obligated to issue or deliver any Shares if the issuance or delivery of such Shares shall constitute a violation of any provision of any law or regulation of any governmental authority or any national securities exchange.

SECTION 16.          NO RIGHT TO AWARDS:  No employee or member of the Board shall have any claim to be granted any Award under the Plan, and there is no obligation for uniform treatment of employees or members of the Board under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

SECTION 17.          NO RIGHT TO EMPLOYMENT OR DIRECTORSHIP:  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or an Affiliate or any right to remain as a member of the Board, as the case may be. The Company may at any time terminate an employee’s employment or remove a member of the Board free from any liability or any claim under the Plan, unless otherwise provided in the Plan or an Award Agreement.

SECTION 18.          NO RIGHTS AS A SHAREHOLDER:  A Participant shall have no rights as a shareholder with respect to any Shares covered by an Award until the date of the issuance and delivery of such Shares.

SECTION 19.          SEVERABILITY:  If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or such Award shall remain in full force and effect.

SECTION 20.          NO TRUST OR FUND CREATED:  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person.  To the extent any person acquires a right to receive payments from the Company or an Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

SECTION 21.          HEADINGS:  Headings are given to the Sections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provisions thereof.

Amended and Restated Omnibus Long-Term Incentive Plan	A-5

APPENDIX A

SECTION 22.          NONASSIGNABILITY:  Unless otherwise determined by the Committee, no Participant or beneficiary may sell, assign, transfer, discount, or pledge as collateral for a loan, or otherwise anticipate any right to payment under the Plan other than by will or by the applicable laws of descent and distribution; provided, however, that in no event shall the Committee permit a Participant or beneficiary to receive consideration in respect of any sale, assignment, transfer, discount, pledge, or anticipation under this Section 22.

SECTION 23.          INDEMNIFICATION:  In addition to such other rights of indemnification as members of the Board or the Committee or officers or employees of the Company or an Affiliate to whom authority to act for the Board or Committee is delegated may have, such individuals shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal thereof, to which any such individual may be a party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder and against all amounts paid by such individual in a settlement thereof that is approved by the Company’s legal counsel or paid in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged that such person is liable for gross negligence, bad faith, or intentional misconduct; provided, however, that any such individual shall give the Company an opportunity, at its own expense, to defend the same before such individual undertakes to defend such action, suit, or proceeding.

SECTION 24.          FOREIGN JURISDICTIONS:  The Committee may adopt, amend, or terminate arrangements, not inconsistent with the intent of the Plan, to make available tax or other benefits under the laws of any foreign jurisdiction to Participants subject to such laws or to conform with the laws and regulations of any such foreign jurisdiction.

SECTION 25.          TERMINATION AND AMENDMENT:  Subject to the approval of the Board, where required, the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no action shall be taken by the Board or the Committee without the approval of shareholders that would:

(a)	Increase the maximum number of Shares that may be issued under the Plan, except as provided in Section 5(g);

(b)	Increase the limits applicable to Awards under the plan, except as provided in Sections 5(g), 7(b), and 7(c);

(c)	Allow for an Exercise Price below the Fair Market Value of Shares on the date of grant of an Option or SAR, except as provided in Section 3(i);

(d)	Amend Section 13 to permit the repricing of outstanding Options or SARs; or

(e)	Require approval of the Company’s shareholders under any applicable law, regulation, or rule, including the rules of any stock exchange on which the Shares are listed.

Notwithstanding the foregoing, no termination or amendment of the Plan may, without the consent of the applicable Participant, terminate or adversely affect any material right or obligation under an Award previously granted under the Plan; provided, however, that the Committee may alter, amend, suspend, or terminate the Plan or an Award in whole or in part, without the consent of the Participant, to the extent necessary to conform the provisions of the Plan or an Award with Section 409A of the Code or regulations thereunder regardless of whether such alteration, amendment, suspension, or termination adversely affects the rights or obligations under the Award.

SECTION 26.          APPLICABLE LAW:  This Plan shall be governed by and construed in accordance with the laws of the State of Alabama, without regard to its principles of conflict of laws.

SECTION 27.          NO GUARANTEE OF FAVORABLE TAX TREATMENT:  Although the Committee intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or foreign law.  The Company shall not be liable to any Participant for any tax the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

Amended and Restated Omnibus Long-Term Incentive Plan	A-6

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

VULCAN MATERIALS COMPANY

INTERNET
http://www.proxyvoting.com/vmc
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#
00000

Fulfillment#
00000

▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTORS, "FOR" ITEMS 2, 3 and 5 AND "AGAINST" ITEMS 6 and 7. WITH RESPECT TO ITEM 4, IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR "ONE YEAR."

Please mark your votes as indicated in this example ☒

1. ELECTION OF DIRECTORS Nominees:	FOR	WITHHOLD
01 Donald M. James	☐	☐
02 Ann M. Korologos	☐	☐
03 James T. Prokopanko	☐	☐
04 Kathleen Wilson-Thompson	☐	☐

	FOR	AGAINST	ABSTAIN
2. Amendment of the Company's 2006 Omnibus Long-Term Incentive Plan.	☐	☐	☐
3. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐

	1 year	2 years	3 years	Abstain
4. Proposal regarding frequency of an advisory (non-binding) vote on executive compensation.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
5. Ratification of the appointment of the independent registered public accounting firm.	☐	☐	☐
6. Shareholder Proposal regarding majority voting for director elections.	☐	☐	☐
7. Shareholder Proposal regarding declassifying the Board.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

Signature ______________________ Signature ______________________ Date ____________

You can now access your Vulcan Materials Company account online.

Access your Vulcan Materials Company account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Vulcan Materials Company, now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink**SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: **http://www.proxyvoting.com/vmc**

▼ FOLD AND DETACH HERE ▼

PROXY
VULCAN MATERIALS COMPANY
Annual Meeting of Shareholders – May 13, 2011
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Phillip W. Farmer, H. Allen Franklin and Donald B. Rice, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Vulcan Materials Company common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2011 Annual Meeting of Shareholders of the company to be held Friday, May 13, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

RESTRICTED SCANNING AREA

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

WO# 93729

Fulfillment 94256